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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CARDIONET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIONET, INC.
227 Washington Street #300
Conshohocken, Pennsylvania 19428

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2009

Dear Stockholder:

        You are cordially invited to attend the Annual Meeting of Stockholders of CARDIONET, INC., a Delaware corporation (the "Company"). The meeting will be held on Friday, May 8, 2009 at 9:00 a.m. local time at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 for the following purposes:

          1.     To elect as Class II directors to hold office until the 2012 Annual Meeting of Stockholders, the following two nominees recommended by the Board of Directors: Randy H. Thurman and Kirk E. Gorman.

          2.     To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for its fiscal year ending December 31, 2009.

          3.     To consider and vote upon an amendment to the CardioNet, Inc. 2008 Non-Employee Directors' Stock Option Plan (the "Director Plan") and all outstanding options granted thereunder to date to extend the post-termination exercise period for vested options from three months following the director's termination of service to the remainder of the option term in effect at the time of the director's termination of service.

          4.     To conduct any other business properly brought before the meeting.

        These items of business are more fully described in the Proxy Statement accompanying this Notice.

        The record date for the Annual Meeting is March 16, 2009. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors
Martin P. Galvan Secretary

Date: March 30, 2009
Conshohocken, Pennsylvania

        You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy, or vote over the telephone or the Internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy and are a record holder of your shares, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

CARDIONET, INC.
227 Washington Street #300
Conshohocken, Pennsylvania 19428

PROXY STATEMENT
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2009

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why am I receiving these materials?

        We have sent you this proxy statement and the enclosed proxy card because the Board of Directors of CARDIONET, INC. (sometimes referred to as the "Company" or "CardioNet") is soliciting your proxy to vote at the 2009 Annual Meeting of Stockholders, including at any adjournments or postponements of the meeting. You are invited to attend the annual meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card, or follow the instructions below to submit your proxy over the telephone or on the Internet.

        The Company intends to mail this proxy statement and accompanying proxy card on or about March 30, 2009 to all stockholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

        Only stockholders of record at the close of business on March 16, 2009 will be entitled to vote at the annual meeting. On this record date, there were 23,731,126 shares of common stock of the Company ("Common Stock") outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

        If on March 16, 2009 your shares were registered directly in your name with the Company's transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the enclosed proxy card or vote by proxy over the telephone or on the Internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

        If on March 16, 2009 your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

        There are three matters scheduled for a vote:

  •
  Election as Class II directors to hold office until the 2012 Annual Meeting of Stockholders, the following two nominees recommended by the Board of Directors: Randy H. Thurman and Kirk E. Gorman;

  •
  Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP, Independent Registered Public Accounting Firm, as independent auditors of the Company for its fiscal year ending December 31, 2009; and

  •
  Approval of an amendment to the Director Plan and all outstanding options granted thereunder to date to extend the post-termination exercise period for vested options from three months following the director's termination of service to the remainder of the option term in effect at the time of the director's termination of service.

How do I vote?

        You may either vote "For" both nominees to the Board of Directors or you may "Withhold" your vote for any nominee you specify. For each of the other matters to be voted on, you may vote "For" or "Against" or abstain from voting. The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

        If you are a stockholder of record, you may vote in person at the annual meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone, or vote by proxy on the Internet. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

  •
  To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

  •
  To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

  •
  To vote over the telephone, dial toll-free 1-800-PROXIES (or 1-718-921-8500 if dialing from a foreign country) using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern time on May 7, 2009 to be counted.

  •
  To vote on the Internet, go to http://www.voteproxy.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the enclosed proxy card. Your vote must be received by 12:00 midnight, Eastern time, on May 7, 2009 to be counted.

We provide Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

        If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from CardioNet. Simply complete and mail the proxy card to ensure that your vote is submitted to your broker or bank. Alternatively, you may vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the annual meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

        On each matter to be voted upon, you have one vote for each share of Common Stock you own as of March 16, 2009.

What if I return a proxy card but do not make specific choices?

        If you return a signed and dated proxy card without marking any voting selections, your shares will be voted "For" the election of the nominees for director, "For" the ratification of the selection of Ernst & Young LLP, Independent Registered Public Accounting Firm, as the Company's independent auditors for the fiscal year ending December 31, 2009, and "For" the approval of an amendment to the Director Plan and all outstanding options granted thereunder to date to extend the post-termination exercise period for vested options from three months following the director's termination of service to the remainder of the option term then in effect at the time of the dirctor's termination of service. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

        The Company will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

        If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Are proxy materials available on the internet?

        This proxy statement and our 2008 annual report to stockholders are available at http://www.cardionet.com in the "Investor Relations" section.

Can I change my vote after submitting my proxy?

        Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

  •
  You may submit another properly completed proxy card with a later date.

  •
  You may send a timely written notice that you are revoking your proxy to CardioNet's Secretary at 227 Washington Street #300, Conshohocken, Pennsylvania 19428.

  •
  You may attend the annual meeting and vote in person. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

When are stockholder proposals due for next year's annual meeting?

        To be considered for inclusion in next year's proxy materials or if you wish to submit a proposal that is not to be included in next year's proxy materials or to nominate a director, you must submit such proposal, nomination or other matter in writing to CardioNet's Secretary at 227 Washington Street #300, Conshohocken, Pennsylvania 19428 not later than the close of business on February 7, 2010 nor earlier than the close of business on January 8, 2010; provided, however, that in the event that the date of the 2010 Annual Meeting changes more than 30 days from May 8, 2010, your written proposal must be delivered not earlier than the close of business on the 120th day prior to the date of the 2010 Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of the 2010 Annual Meeting or the 10th day following the day on which public announcement of the date of the 2010 Annual Meeting is first made by the Company. A stockholder proposal will need to comply with the Securities and Exchange Commission regulations under Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Although our Board of Directors will consider stockholder proposals, we reserve the right to omit from our proxy statement, or to vote against, stockholder proposals that we are not required to include under the Exchange Act, including Rule 14a-8.

        Your notice to the Secretary shall set forth: (A) your name and address, and the class and number of shares of the Company's Common Stock which you beneficially own; (B) whether you intend to deliver a proxy statement and form of proxy to the holders of at least the number of shares of the Company necessary to carry the proposal, or in the case of a nomination for director, a sufficient number of shares of the Company necessary to elect such nominee; (C) as to each person whom you propose to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the 1934 Act and Rule 14a-4(d) thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (D) as to any other business that you propose to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest you have in such business.

        For more information, please refer to the Company's Bylaws filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 33-145547) originally filed with the United States Securities and Exchange Commission on August 17, 2007.

How are votes counted?

        Votes will be counted by the inspector of election appointed for the meeting, who will separately count "For" and "Withhold" and, with respect to proposals other than the election of directors, "Against" votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as "Against" votes. Broker non-votes have no effect and will not be counted towards the vote total for any proposal.

What are "broker non-votes"?

        Broker non-votes occur when a beneficial owner of shares held in "street name" does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed "non-routine." Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If the beneficial owner does not provide voting instructions, the broker or nominee can still vote the shares with respect to matters that are considered to be "routine," but not with respect to "non-routine" matters. Under the rules and interpretations of the New York Stock Exchange, "non-routine" matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of shareholders, such as mergers or stockholder proposals.

How many votes are needed to approve each proposal?

  •
  For the election of directors, who are elected by a plurality, the two nominees receiving the most "For" votes (from the holders of votes of shares present in person or represented by proxy and entitled to vote on the election of directors) will be elected. Only votes "For" or "Withheld" will affect the outcome.

  •
  To be approved, Proposal No. 2, ratification of the selection of Ernst & Young LLP, Independent Registered Public Accounting Firm, as our independent auditors for the fiscal year ending December 31, 2009, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

  •
  To be approved, Proposal No. 3, approval of an amendment to the Director Plan and all outstanding options granted thereunder to date to extend the post-termination exercise period for vested options from three months following the director's termination of service to the remainder of the option term then in effect at the time of the director's termination of service, must receive a "For" vote from the majority of shares present and entitled to vote either in person or by proxy. If you "Abstain" from voting, it will have the same effect as an "Against" vote. Broker non-votes will have no effect.

What is the quorum requirement?

        A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares are present at the meeting in person or represented by proxy. On the record date, there were 23,731,126 shares outstanding and entitled to vote. Thus, the holders of 11,865,564 shares must be present in person or represented by proxy at the meeting or by proxy to have a quorum.

        Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting in person or represented by proxy or the chairman of the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

        Preliminary voting results will be announced at the annual meeting. Final voting results will be published in the Company's annual report on Form 10-K for the fiscal year ended December 31, 2009.

 PROPOSAL 1

ELECTION OF DIRECTORS

        Our Board of Directors currently consists of seven authorized members and is divided into three classes, each of which has a three year term. Class I consists of two directors, Class II consists of three directors and Class III consists of two directors. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director's successor is elected and qualified.

        The Board of Directors currently has seven members and there are currently three directors serving as Class II directors: Randy H. Thurman, Kirk E. Gorman and Woodrow A. Myers, Jr., M.D. The term of office of the Class II directors expires in 2009. We are nominating Randy H. Thurman and Kirk E. Gorman for re-election at the 2009 Annual Meeting. Messrs. Gorman and Thurman were appointed by the Board of Directors in August and July 2008, respectively. If elected at the annual meeting, each of these nominees would serve until the 2012 annual meeting and until his successor is elected and has qualified, or, if sooner, until the director's death, resignation or removal. It is the Company's policy to invite directors and nominees for director to attend the annual meeting.

        Harry Rein, formerly a Class I director, resigned from our Board of Directors effective August 4, 2008, and Arie Cohen, formerly a Class III director, resigned from our Board of Directors effective January 22, 2009. Woodrow A. Myers Jr., M.D., currently a Class II director, is not standing for re-election at the 2009 Annual Meeting. Thus, following the election of Messrs. Thurman and Gorman at the 2009 Annual Meeting, it is expected that there will be one vacancy in each of the Class I, Class II, and Class III directors, and we are seeking to identify individuals to fill these vacancies. All of our Directors attended our 2008 Annual Meeting of Stockholders.

        Directors are elected by a plurality of the votes of the holders of shares present in person or represented by proxy and entitled to vote on the election of directors. The two nominees receiving the most "For" votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted "For" the election of the two nominees named above or, if either nominee becomes unavailable for election as a result of an unexpected occurrence, "For" the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

The Board Of Directors Recommends

A Vote In Favor Of Each Named Nominee.

        The following is a brief biography for each nominee for Class II director and each person whose term of office as a Class I or Class III director will continue after the annual meeting.

Name	Age	Position
Directors:
Class I Directors:
Ronald A. Ahrens(2),(3)	69	Director
Fred Middleton(1)	59	Director
Class II Directors:
Kirk E. Gorman(1)	58	Director
Randy H. Thurman	59	Director, Chairman, President and Chief Executive Officer
Class III Directors:
Eric N. Prystowsky, M.D.(2),(3)	61	Director
Robert J. Rubin, M.D.(2),(3)	63	Director

(1)
Member of the Audit Committee.

(2)
Member of the Compensation Committee.

(3)
Member of the Nominating and Corporate Governance Committee.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2012 ANNUAL MEETING

        Kirk E. Gorman.    Mr. Gorman has been a member of our Board of Directors since August 2008. Mr. Gorman has served as the Senior Vice President, Chief Financial Officer of Jefferson Health System, a hospital system in Philadelphia, Pennsylvania since September 2003 and as Chairman of the Board of Directors of Care Investment Trust, a real estate investment trust, since June 2007. Mr. Gorman has also been a member of the Board of Directors and Audit Committee of IASIS Healthcare LLC since February 2004. From April 1987 to March 2003, Mr. Gorman served as the Senior Vice President, Chief Financial Officer of Universal Health Services, Inc, a hospital management company and President, Chief Financial Officer and a member of the Board of Trustees of Universal Health Realty Income Trust, a real estate investment trust specializing in healthcare and human service related facilities. From November 2001 to December 2003 and February 2005 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Gorman served as a member of the Board of Directors of Viasys Healthcare, Inc. a healthcare technology company. Mr. Gorman received an undergraduate degree from Dartmouth College with distinction and an M.B.A. from the Amos Tuck School of Business.

        Randy H. Thurman.    Mr. Thurman has served as our Chairman, President and Chief Executive Officer since February 2009 and a member of our Board of Directors since July 2008. Mr. Thurman served as our Interim President and Chief Executive Officer from January to February 2009 and our Executive Chairman from July 2008 to January 2009. Since May 2008 Mr. Thurman has served as an advisor to New Mountain Capital, LLC, a private and public equity investment firm. From July 2007 through June 2008 Mr. Thurman served as a consultant to Cardinal Health, Inc., a global healthcare provider. From April 2001 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Thurman served as Chief Executive Officer of Viasys Healthcare Inc., a healthcare technology company. Mr. Thurman also served as Chairman of the Board of Directors and President of Viasys Healthcare Inc. from November 2001 and July 2004, respectively, until the time of its acquisition by Cardinal Health, Inc. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of

Corning Life Sciences, Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Directors of Enzon Pharmaceuticals, Inc. from 1994 to 2001. From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman received an undergraduate degree in Economics from Virginia Polytechnic Institute and a Master's in Economics from Webster University.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NOMINEE NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2010 ANNUAL MEETING

        Eric N. Prystowsky, M.D.    Dr. Prystowsky has been a member of our Board of Directors since March 2001. Since 1988, Dr. Prystowsky has served as the Director, Clinical Elecrophysiology Laboratory at St. Vincent Hospital, Indianapolis Indiana. Since 1988, Dr. Prystowsky has served as Consulting Professor of Medicine at Duke University. Since 2004, he has served as the associate editor of Hurst Textbook of Cardiology and, since January 2004, he has served as editor-in-chief of the Journal of Cardiovascular Electrophysiology. From 1992 to 1994, he served as the Chairman of the American Heart Association's Committee on Electrocardiography and Electrophysiology and, from May 2001 to May 2002, as President of the Heart Rhythm Society. Dr. Prystowsky also served as the Chairman of the ABIM test writing committee for the Electrophysiology Boards until July 2008. Dr. Prystowsky currently serves on the Board of Directors of Stereotaxis, Inc., a biotechnology company. Dr. Prystowsky received an undergraduate degree from the Pennsylvania State University and an M.D. from the Mount Sinai School of Medicine.

        Robert J. Rubin, M.D.    Dr. Rubin has been a member of our Board of Directors since July 2007. He has been a clinical professor of medicine at Georgetown University since 1995. From 1987 to 2001, he was president of the Lewin Group (purchased by Quintiles Transnational Corp. in 1996), a national health policy and management consulting firm. From 1994 to 1996, Dr. Rubin served as Medical Director of ValueRx, a pharmaceutical benefits company. From 1992 to 1996, Dr. Rubin served as President of Lewin-VHI, a health care consulting company. From 1987 to 1992, he served as President of Lewin-ICF, a health care consulting company. From 1984 to 1987, Dr. Rubin served as a principal for ICF, Inc., a health care consulting company. From 1981 to 1984, Dr. Rubin served as the Assistant Secretary for Planning and Evaluation at the Department of Health and Human Services and as an Assistant Surgeon General in the United States Public Health Service. Dr. Rubin is a board certified nephrologist and internist. Dr. Rubin received an undergraduate degree in Political Science from Williams College and an M.D. from Cornell University.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2011 ANNUAL MEETING

        Ronald A. Ahrens.    Mr. Ahrens has been a member of our Board of Directors since August 2008. From 2004 to the present, Mr. Ahrens has served as the Vice Chairman of the Board of Directors and as a member of the Compensation Committee of Temptime Corporation, a healthcare technology company. Previously he served as a member of the Board of Directors and Chairman of the Compensation Committee of Viasys Healthcare Inc., a global medical technology company, from November 2001 until its acquisition in July 2007 for $1.5 billion by Cardinal Health. Mr. Ahrens' past experience includes serving as Chairman of the Board of Directors of Closure Medical Corporation, a medical devices corporation, from 1999 through June 2004, St. Ives Laboratories, Inc., a hair and skin care company from 1995 to 1997 and from 1990 to 1993 as a member of the Board of Directors of Alcide Corporation, an animal healthcare technology company. Earlier in his career, Mr. Ahrens held various positions with Merck & Co, Inc. a global pharmaceuticals products company, including

President of Merck Consumer Healthcare Group Worldwide and Executive Vice President of Merck Consumer Healthcare Group International. Mr. Ahrens received an undergraduate degree in English from Concordia College and a Masters in Sacred Theology from Concordia Seminary.

        Fred Middleton.    Mr. Middleton has been a member of our Board of Directors since April 2000. Since 1987, he has been a General Partner/Managing Director of Sanderling Ventures, a firm specializing in biomedical venture capital. From 1984 through 1986, he was the Managing General Partner of Morgan Stanley Ventures, an affiliate of Morgan Stanley & Co. Earlier in his career, Mr. Middleton was part of the original management team at Genentech, Inc., a biotechnology company, serving there from 1978 through 1984 as Vice President of Finance and Corporate Development, and Chief Financial Officer. He has played active management roles in many biomedical companies, including as Chairman, CEO or director of a number of Sanderling portfolio companies, currently including Stereotaxis, Inc., a medical device company where he serves as Chairman, and Favrille, Inc., a biotechnology company where he serves as director, as well as serving as member of the Board of Directors of several private held biomedical companies. Mr. Middleton received an undergraduate degree in Chemistry from the Massachusetts Institute of Technology and an M.B.A. with distinction from Harvard Business School.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

        As required under the Nasdaq Stock Market ("Nasdaq") listing standards, a majority of the members of a listed company's Board of Directors must qualify as "independent," as affirmatively determined by the Board of Directors. The Board of Directors consults with the Company's counsel to ensure that the Board of Directors' determinations are consistent with relevant securities and other laws and regulations regarding the definition of "independent," including those set forth in pertinent listing standards of the Nasdaq, as in effect from time to time.

        Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board of Directors has affirmatively determined that the following directors are independent directors within the meaning of the applicable Nasdaq listing standards: Messrs. Ahrens, Gorman, Middleton and Drs. Myers, Prystowsky and Rubin. In making this determination, the Board of Directors found that none of these directors or nominees for director had a material or other disqualifying relationship with the Company. Mr. Thurman, the Company's President and Chief Executive Officer is not an independent director by virtue of his employment with the Company and Mr. Cohen, who resigned as the Company's President and Chief Executive Officer in January 2009, was not an independent director by virtue of his former employment with the Company.

MEETINGS OF THE BOARD OF DIRECTORS

        The Board of Directors met nine times during the fiscal year ended December 31, 2008. All directors attended at least 75% of the aggregate of the meetings of the Board of Directors and of the committees on which they served, held during the period for which they were directors or committee members.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

        During the fiscal year ended December 31, 2008, the Board of Directors of CardioNet maintained three committees; the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. In March 2008, concurrently with the closing of the Company's initial public offering, the Board of Directors replaced the former Compensation Committee with a

Compensation, Nominating and Corporate Governance Committee. In August 2008, the Board of Directors separated the Compensation, Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for fiscal year 2008 for each of the committees of the Board of Directors in existence through December 31, 2008:

Name	Audit		Compensation		Nominating and Corporate Governance
Fred Middleton	X	*	X
Ronald A. Ahrens			X	*	X
Robert J. Rubin, M.D.			X		X
Eric N. Prystowsky, M.D.			X		X
Randy H. Thurman	X		X		X
Woodrow A. Myers, M.D.	X
Kirk E. Gorman	X
Harry Rein	X		X
James M. Sweeney	X
Total meetings in fiscal 2008	9		4		4

    *
    Committee Chairperson

        Below is a description of each committee of the Board of Directors as such committees have been constituted since August 2008 and are presently constituted. The Board of Directors has determined that each current member of each committee meets the applicable SEC and Nasdaq rules and regulations regarding "independence" and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Audit Committee

        The Audit Committee of the Board of Directors was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the 1934 Act to oversee the Company's corporate accounting and financial reporting processes and audits of its financial statements. The Board of Directors has adopted an Audit Committee Charter which is available on our website at http://investors.cardionet.com. The functions of this committee include, among other things:

  •
  evaluating the performance of our independent auditors and determining whether to retain their services for the ensuing year;

  •
  reviewing and pre-approving the engagement of our independent auditors to perform audit services;

  •
  reviewing and proposing to the full Board of Directors for approval any permissible non-audit services;

  •
  reviewing our annual financial statements and reports and discussing the statements and reports with our independent auditors and management;

  •
  reviewing with our independent auditors and management significant issues that arise regarding accounting principles and financial statement presentation, and matters concerning the effectiveness of internal auditing and financial reporting controls; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters.

        Both our independent registered public accounting firm and management periodically meet privately with our Audit Committee.

        Our Audit Committee currently consists of Messrs. Middleton and Gorman and Dr. Myers, each of whom is a non-employee director of our Board of Directors. Mr. Middleton is the Chairman of our Audit Committee. The Audit Committee met nine times in 2008 at which time it was comprised of Messrs. Middleton, Rein, Gorman and Myers. Effective January 2008, prior to the Company's initial public offering, Mr. Sweeney resigned as a member of the Audit Committee and was replaced as a member of the Audit Committee by Dr. Myers. Effective August 4, 2008, Mr. Rein resigned as a member of the Board of Directors and the Audit Committee and was replaced as a member of the Audit Committee by Mr. Thurman. Effective August 22, 2008, Mr. Thurman was replaced by Mr. Gorman. The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all current members of the Company's Audit Committee are independent (as independence is currently defined in Rule 4350(d)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board of Directors has determined that Mr. Middleton is a financial expert. The Board of Directors made a qualitative assessment of Mr. Middleton's level of knowledge and experience based on a number of factors, including his formal education and experience as a chief financial officer for public reporting companies.

Report of the Audit Committee of the Board of Directors

        During fiscal year 2008, the Audit Committee met nine times. In the exercise of the Audit Committee's duties and responsibilities, the Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2008 with the Company's management. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board ("PCAOB") in Rule 3200T. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as adopted by the PCAOB in Rule 3600T and has discussed with the independent registered public accounting firm the independent registered public accounting firm's independence. Based on its review and discussions and subject to the limitations on the role and responsibilities of the Audit Committee in its charter, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2008 be included in the Company's Annual Report to shareholders on Form 10-K filed with the Securities and Exchange Commission.

Fred Middleton, Chair
Kirk E. Gorman
Woodrow A. Myers Jr., M.D.

        This Report of the Audit Committee is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Compensation Committee

        The Compensation Committee currently consists of three directors, Mr. Ahrens, the Chairman of the Compensation Committee, and Drs. Prystowsky and Rubin. All members of the Company's Compensation Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards.

        At the closing of the Company's initial public offering the Board of Directors replaced the former Compensation Committee with a Compensation, Nominating and Corporate Governance Committee which was comprised of Messrs. Middleton and Drs. Prystowsky and Rubin. From the date of the creation of the Compensation, Nominating and Corporate Governance Committee through his resignation from the Board of Directors in August 2008, Mr. Rein served as the Chairman of the Compensation, Nominating and Corporate Governance Committee. Following Mr. Rein's resignation from the Board of Directors, Mr. Thurman was appointed to serve as a member and as the Chairman of the Compensation, Nominating and Corporate Governance Committee. The Compensation, Nominating and Corporate Governance Committee met two times during the 2008 fiscal year prior to August 2008. In August 2008, the Board of Directors separated the Compensation and Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee, and appointed Mr. Ahrens and Drs. Prystowsky and Rubin to serve as members of the Compensation Committee, with Mr. Ahrens serving as Chair of the Compensation Committee. In September 2008, the Board of Directors appointed Mr. Thurman to serve as an additional member of the Compensation Committee. As of December 31, 2008, the Compensation Committee was comprised of Messrs. Thurman and Ahrens and Drs. Prystowsky and Rubin, with Mr. Ahrens serving as the Chairman of the Compensation Committee. Between August 2008 and December 31, 2008, the Compensation Committee met two times. In connection with his appointment as the Company's President and Chief Executive Officer, Mr. Thurman resigned from the Compensation Committee. The Board of Directors has adopted a Compensation Committee Charter which was revised as of January 22, 2009 and is available on our website at http://investors.cardionet.com.

        The Compensation Committee of the Board of Directors acts on behalf of the Board of Directors to review, recommend for adoption, and oversee the Company's compensation strategy, policies, plans and programs, including:

  •
  reviewing and recommending to the Board of Directors the compensation and other terms of employment of our Chief Executive Officer;

  •
  reviewing and approving the compensation and other terms of employment of our executive officers (other than the Chief Executive Officer);

  •
  reviewing and recommending to the Board of Directors performance goals and objectives relevant to the compensation of our Chief Executive Officer and assessing his or her performance against these goals and objectives;

  •
  interpreting, administering, and granting, or with respect to the Chief Executive Officer recommending for approval by the Board of Directors, awards under the equity incentive plans, compensation plans and similar programs advisable for us, as well as modification or termination of existing plans and programs;

  •
  reviewing and periodically accessing the adequacy of compensation to be paid or awarded to members of the Board of Directors;

  •
  establishing policies with respect to equity compensation arrangements;

  •
  reviewing the competitiveness of our executive compensation programs and evaluating the effectiveness of our compensation policy and strategy in achieving expected benefits to us;

  •
  reviewing and recommending to the Board of Directors the terms of any employment agreements, severance arrangements, change in control protections and any other compensatory arrangements for our executive officers; and

  •
  reviewing with management our disclosures under the caption "Compensation Discussion and Analysis" and recommending to the full Board of Directors its inclusion in our periodic reports to be filed with the Securities and Exchange Commission.

        Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in or be present during any deliberations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company, as well as authority to obtain, at the expense of the Company, advice and assistance from internal and external legal, accounting or other advisors and consultants and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties.

        Our Compensation Committee retains the services of third party executive compensation specialists and consultants from time to time, as it sees fit, in connection with the establishment of cash and equity compensation and related policies.

        The specific recommendations of the Compensation Committee with respect to executive compensation for the fiscal year ended December 31, 2008 are described in greater detail in the Compensation Discussion and Analysis section of this proxy statement.

Compensation Committee Interlocks and Insider Participation

        As indicated above, the Compensation Committee currently consists of Messrs. Ahrens and Drs. Prystowsky and Rubin. No member of the Compensation Committee has ever been an executive officer or employee of ours. None of our officers currently serves, or has served during the last completed year, on the Compensation Committee or the Board of Directors of any other entity that has one or more officers serving as a member of the Board of Directors or the Compensation Committee.

Nominating and Corporate Governance Committee

        The Board of Directors established the Compensation, Nominating and Corporate Governance Committee in March 2008 concurrently with the closing of the Company's initial public offering. In August 2008, the Board of Directors separated the Compensation and Nominating and Corporate Governance Committee into two separate committees: a Compensation Committee and a Nominating and Corporate Governance Committee, and appointed Messrs. Thurman and Ahrens and Drs. Prystowsky and Rubin to serve as members of the Nominating and Corporate Governance Committee, with Mr. Thurman serving as Chair of the Nominating and Corporate Governance Committee. Between August 2008 and December 31, 2008, the Nominating and Corporate Governance Committee met two times. In connection with his appointment as the Company's President and Chief Executive Officer, Mr. Thurman resigned from the Nominating and Corporate Governance Committee, and Dr. Rubin was appointed as the Chair. Following Mr. Thurman's resignation, the Nominating and Corporate Governance Committee is comprised of Mr. Ahrens and Drs. Prystowsky and Rubin.

        The Board of Directors has adopted a Nominating and Corporate Governance Committee Charter which is available on our website at http://investors.cardionet.com. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 4200(a)(15) of the Nasdaq listing standards).

        The functions of the Nominating and Corporate Governance Committee include, among other things:

  •
  identifying, reviewing and evaluating candidates to serve on our Board of Directors consistent with criteria approved by our Board of Directors;

  •
  determining the minimum qualifications for service on our Board of Directors;

  •
  evaluating director performance on the Board of Directors and applicable committees of the Board of Directors and determining whether continued service on our Board of Directors is appropriate;

  •
  reviewing, evaluating and recommending individuals for membership on our Board of Directors;

  •
  evaluating nominations by stockholders of candidates for election to our Board of Directors;

  •
  considering and assessing the independence of members of our Board of Directors;

  •
  developing, as appropriate, a set of corporate governance policies and principles, including a code of business conduct and ethics and reviewing and recommending to our Board of Directors any changes to such policies and principles;

  •
  periodically reviewing with our CEO the succession plans for the office of CEO and for other key executive officers, and making recommendations to our Board of Directors of appropriate individuals to succeed to these positions;

  •
  considering questions of possible conflicts of interest of directors as such questions arise;

  •
  reviewing the adequacy of our Nominating and Corporate Governance Committee charter on a periodic basis; and

  •
  reviewing and evaluating, at least annually, the performance of the Nominating and Corporate Governance Committee.

        The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company's stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board of Directors, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee considers diversity, age, skills, and such other factors as it deems appropriate given the current needs of the Board of Directors and the Company, to maintain a balance of knowledge, experience and capability. In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors' overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance, and any other relationships and transactions that might impair the directors' independence. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The

Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board of Directors. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates' qualifications and then selects a nominee by majority vote.

        The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board of Directors for the 2010 Annual Meeting of Stockholders may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee on or before January 30, 2010 at the following address: 227 Washington Street #300, Conshohocken, Pennsylvania 19428, Attn: Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee's business experience for at least the previous five years, complete biographical information, a description of the proposed nominee's qualifications as a director and the name of the nominating stockholder, a representation that the nominating stockholder is a beneficial or record holder of the Company's stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        The Company's Board of Directors has adopted a formal process by which stockholders may communicate with the Board of Directors or any of its directors. This information is available on the Company's website at http://investors.cardionet.com.

CODE OF ETHICS

        The Company has adopted the CardioNet, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees, which was amended and updated to reflect current business practice and industry regulation on January 22, 2009. We intend to maintain the highest standards of ethical business practices and compliance with all laws and regulations applicable to our business. The Code of Business Conduct and Ethics is available on our website at http://investors.cardionet.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website at http://investors.cardionet.com.

 PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

        The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2009 and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Ernst & Young LLP has audited the Company's financial statements since 2004. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

        Neither the Company's Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company's independent auditors. However, the Audit Committee of the Board of Directors is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board of Directors in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

        The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the annual meeting will be required to ratify the selection of Ernst & Young LLP. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the stockholders and will have the same effect as negative votes. Broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this matter has been approved.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

        In connection with the audit of the 2008 financial statements, the Company entered into an engagement agreement with Ernst & Young LLP which sets forth the terms by which Ernst & Young LLP will perform audit services for the Company. That agreement is subject to alternative dispute resolution procedures and an exclusion of punitive damages.

        The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2007 and December 31, 2008, by Ernst & Young LLP, the Company's principal accountant. All fees described below were approved by the Audit Committee.

	Fiscal Year Ended
	2008	2007
Audit Fees(1)	$636,000	$1,408,000
Audit-related Fees (specifically describe audit-related fees incurred)	0	0
Tax Fees(2)	$487,000	$82,000
All Other Fees(3)	$0	0
Total Fees	$1,123,000	$1,480,000

    (1)
    Audit fees were principally for services rendered for the audit and/or review of our consolidated financial statements. Also includes fees for services rendered in connection with (i) a private placement of preferred stock prior to our initial public offering and (ii) our initial public offering, including, without limitation, the filing of registration statements and other documents with the SEC, the issuance of accountant consents and comfort letters and assistance in responding to SEC comment letters.

    (2)
    Tax Fees consist of fees billed in the indicated year for professional services performed by Ernst & Young LLP with respect to tax compliance, tax advice and tax planning.

    (3)
    All Other Fees consist of fees billed in the indicated year for other permissible work performed by Ernst & Young LLP that is not included within the above category descriptions.

PRE-APPROVAL POLICIES AND PROCEDURES.

        The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent auditor, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services, and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee's approval of the scope of the engagement of the independent auditor or on an individual explicit case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee's members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

        The Audit Committee has determined that the rendering of the services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant's independence.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 2.

 PROPOSAL 3

AMENDMENT TO THE CARDIONET, INC. 2008 NON-EMPLOYEE
DIRECTORS' STOCK OPTION PLAN

        We currently maintain the CardioNet, Inc. 2008 Non-Employee Directors' Stock Option Plan (the "Director Plan"), which was originally effective on March 18, 2008 upon approval by our stockholders. In January 2009, our Board of Directors adopted a revised compensation program for our non-employee directors. In connection with the adoption of the new compensation program for non-employee directors, which becomes effective as of the date of the 2009 Annual Meeting of Stockholders and supersedes and replaces all prior non-employee director compensation programs, the Director Plan was frozen and no further grants will be made under the Director Plan, unless the Board of Directors determines to unfreeze the Director Plan in the future. In connection with the adoption of the new compensation program for non-employee directors, our Board of Directors determined that an amendment to all outstanding director options to extend the post-termination exercise period set forth in all outstanding director option agreements is an appropriate benefit to provide the non-employee member of the board in consideration of their valuable service to the Company. Pursuant to its discretionary authority under the CardioNet, Inc. 2003 Equity Incentive Plan and the CardioNet, Inc. 2008 Equity Incentive Plan, the Board approved an amendment to all outstanding options held by directors under those plans to extend the post-termination exercise period from three months to the remainder of the option term in effect at the time of the director's termination. Because the Director Plan does not grant our Board of Directors the discretionary authority to make such a change to options granted to directors under the Director Plan, an amendment to the Director Plan and to the outstanding options granted under the Director Plan requires stockholder approval. Accordingly, on March 17, 2009, our Board of Directors unanimously approved an amendment to the Director Plan to provide that upon a directors termination of service with the Company the post-termination exercise period for vested options will extend for the remainder of the option term in effect at the time of the director's termination, instead of three months as was provided in the Director Plan prior to the effectiveness of the amendment, subject to stockholder approval. Our Board of Directors also unanimously approved that all outstanding director option agreements granted under the Director Plan through January 2009 be similarly amended to extend the post-termination exercise period for vested options, subject to stockholder approval, with the exception of the Company's Chairman, President and Chief Executive Officer, Randy H. Thurman, who previously received grants under the Director Plan as a non-employee director. The amendment to the Director Plan and the outstanding director option agreements granted under the Director Plan through January 2009 to extend the post-termination exercise period was approved by our Board of Directors subject to stockholder approval and accordingly, our Board of Directors directed that the amendment of the Director Plan and the director option agreements to extend the post-termination exercise period be submitted to the Company's stockholders for approval at the Annual Meeting.

        If approved by our stockholders, the amendment to the Director Plan and to the outstanding director option agreements granted under the Director Plan through January 2009 will become effective on the date of the Annual Meeting. The material terms of the Director Plan are summarized below. A copy of the full text of the Director Plan, as amended by the matters described in this Proposal No. 3, is attached to this proxy statement as Exhibit A. This summary of the Director Plan is not intended to be a complete description of the Director Plan and is qualified in its entirety by the actual text of the Director Plan to which reference is made.

        This Proposal No. 3 requires the affirmative vote of the holders of a majority shares present and entitled to vote either in person or by proxy at our 2008 Annual Meeting of Stockholders for its approval.

Material Features of the Plan

        General.    The Director Plan provides for the automatic grant of nonqualified stock options to purchase shares of our common stock to our non-employee directors.

        The Director Plan authorizes 142,500 shares of our common stock for issuance, subject to adjustment in certain circumstances as described below. This amount will be increased annually on January 1 of each calendar year, from January 1, 2009 through January 1, 2018, by the aggregate number of shares of our common stock subject to options granted under the Director Plan during the immediately preceding year. However, our Board of Directors has the authority to designate a lesser number of shares by which the authorized number of shares of our common stock will be increased and as set forth above, the Director Plan was frozen on January 22, 2009 and no further grants will be made under the Director Plan unless our Board of Directors determines to unfreeze the Director Plan in the future. There are currently 84,167 shares of our common stock subject to outstanding options under the Director Plan.

        If and to the extent options under the Director Plan terminate or expire, in whole or in part, without having been exercised in full, the shares subject to such grants will become available again for purposes of the Director Plan. Shares of our common stock issued under the Director Plan may be previously unissued shares or reacquired shares bought on the market or otherwise. If the exercise of any option granted under the Director Plan is satisfied by tendering shares of our common stock held by the participant, then the number of shares tendered shall again become available for the grant of awards under the Director Plan.

        Administration.    The Director Plan will be administered and interpreted by our Board of Directors. Our Board of Directors may not delegate administration of the Director Plan.

        The Board of Directors has the authority to (i) determine the provisions of each option to the extent not specified in the Director Plan, (ii) to construe and interpret the Director Plan and the options granted under it, and to establish, amend and revoke rules and regulations for administration of the Director Plan, (iii) amend the terms and conditions of the Director Plan or an option and to terminate or suspend the Director Plan, and (iv) exercise any such powers and perform acts as the Board of Directors deems necessary or expedient to promote the best interests of the Company.

        Eligibility for Participation.    Options are automatically granted to all non-employee directors who meet the criteria set forth below.

        Nonqualified Stock Options.    The Director Plan provides for the automatic grant of nonqualified stock options ("NQSOs" or "options") to non-employee directors of the Company. The exercise price of the options granted under the Director Plan shall equal 100% of the fair market value of our common stock on the date of grant.

        The Board of Directors will determine the term of each option which shall not exceed ten years from the date of grant. Currently, the Director Plan provides that if a grantee's service relationship with us terminates, the grantee may exercise any vested options for the earlier of three months or the remainder of the option term. If stockholders approve the proposed amendment to the Director Plan the three month period will be removed and if a grantee's service relationship with us terminates the grantee may exercise any vested options for the remainder of the option term in effect at the time of the grantee's termination.

        A grantee may exercise an option by delivering the exercise price and any withholding taxes for the option: (i) in cash or check, (ii) by the surrender of shares of our common stock, or (iii) by payment through a broker in accordance with the procedures permitted by Regulation T of the Federal Reserve Board.

  Automatic Nondiscretionary Grants.

        Initial Grant.    Any person who becomes a non-employee director will automatically receive an initial grant of an option to purchase 15,000 shares of our common stock upon his or her election, subject to adjustment by our Board of Directors as described below. These options will vest on the first anniversary of the date of grant with respect to 33 and 1/3% of the shares subject to the initial grant and the remainder will vest in equal monthly installments over the 2 year period thereafter.

        Committee Chair Grant.    Any person who becomes a chairperson of our Audit Committee, Compensation Committee or Nominating and Corporate Governance Committee will automatically receive a grant of an option to purchase 7,500 shares of our common stock upon his or her election, subject to adjustment by our Board of Directors as described below. These options will vest on the first anniversary of the date of grant with respect to 33 and 1/3% of the shares subject to the grant and the remainder will vest in equal monthly installments over the 2 year period thereafter.

        Annual Grant.    Any person who is a non-employee director on the date of each annual meeting of our stockholders automatically will be granted, on the annual meeting date, beginning with our 2008 annual meeting, an option to purchase 5,000 shares of our common stock, or the annual grant, subject to adjustment by our Board of Directors as described below. However, the size of an annual grant made to a non-employee director who is elected after the completion of our initial public offering and who has served for less than 12 months at the time of the annual meeting will be reduced ratably for each full month during such prior 12-month period during which such person did not serve as a non-employee director. These options will vest in equal monthly installments over 12 months following the date of grant.

        Adjustment Provisions.    In connection with stock splits, stock dividends, recapitalizations, reorganizations and certain other events affecting our common stock, the Board of Directors will make such adjustments as it determines is appropriate in the classes and maximum number of shares of our common stock reserved for issuance as grants, the classes and maximum number of shares of our common stock that may increase automatically each year, the classes and number of securities for which the automatic grants of options are made and the classes and number of securities and price per share of any outstanding grants. In the event of a termination or liquidation of the Company, all outstanding options shall terminate immediately prior to the termination or liquidation.

        Corporate Transactions.    In the event of certain corporate transactions, including change in control transactions, the vesting of options held by non-employee directors whose service has not been terminated prior to the effective time of the corporate transaction generally will be accelerated in full and all options outstanding under the Director Plan will be terminated if not exercised prior to the effective date of the corporate transaction.

        Change of Control.    In general terms, a change of control under the Director Plan occurs:

  •
  if a person, entity or affiliated group (with certain exceptions) acquires more than 50% of our then outstanding voting securities;

  •
  if we merge into another entity unless the holders of our voting shares immediately prior to the merger have at least 50% of the combined voting power of the securities in the merged entity or its parent;

  •
  if we sell or dispose of all or substantially all of our assets;

  •
  if we are liquidated or dissolved; or

  •
  if at least a majority of the Board of Directors at any time does not consist of individuals who were elected, or nominated for election, by directors in office at the time of such election or nomination.

        Transferability of Grants.    Generally, a grantee may not transfer an option other than by will or the laws of descent and distribution. However, a grantee may transfer an option under certain circumstances with our written consent if a Form S-8 registration statement is available for the exercise of the option and the subsequent resale of the shares. In addition, a grantee may designate a beneficiary who may exercise the option following the grantee's death.

        Amendment and Termination of the Plan.    Our Board of Directors has the authority to amend or terminate the Director Plan. However, no amendment or termination of the Director Plan will adversely affect any rights under awards already granted to a participant unless agreed to by the affected participant. We will obtain stockholder approval of any amendment to the Director Plan as required by applicable law.

Federal Income Tax Consequences of the Plan

        Set forth below is a general description of the federal income tax consequences relating to grants made under the Director Plan. Grantees are urged to consult with their personal tax advisors concerning the application of the principles discussed below to their own situations and the application of state and local tax laws.

        Non-Qualified Stock Options.    There are no federal income tax consequences to grantees or to CardioNet upon the grant of a NQSO. Upon the exercise of NQSOs, grantees will recognize ordinary compensation income in an amount equal to the excess of the fair market value of the shares at the time of exercise over the exercise price of the NQSO and CardioNet generally will be entitled to a corresponding federal income tax deduction. Upon the sale of shares acquired by exercise of a NQSO, a grantee will have a capital gain or loss (long-term or short-term depending upon the length of time the shares were held) in an amount equal to the difference between the amount realized upon the sale and the grantee's adjusted tax basis in the shares (the exercise price plus the amount of ordinary income recognized by the grantee at the time of exercise of the NQSO).

        We have the right to require that grantees pay to us an amount necessary for us to satisfy our federal, state or local tax withholding obligations with respect to grants. We may withhold from other amounts payable to a grantee an amount necessary to satisfy these obligations. A grantee is permitted to satisfy our withholding obligation with respect to grants paid in shares of our common stock by having shares withheld, at the time the grants become taxable, provided that the number of shares withheld does not exceed the individual's minimum applicable withholding tax rate for federal, state and local tax liabilities.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

EXECUTIVE OFFICERS

        The following table sets forth information regarding our executive officers as of March 16, 2009:

Name	Age	Position
Executive Officers:
Randy H. Thurman	59	Director, Chairman, President and Chief Executive Officer
Martin P. Galvan, CPA	57	Chief Financial Officer
John F. Imperato	51	Senior Vice President, Business Operations
Anna McNamara, RN	61	Senior Vice President, Clinical Operations

Biographical Information for Executive Officers

        Randy H. Thurman.    Mr. Thurman has served as our Chairman, President and Chief Executive Officer since February 2009 and a member of our Board of Director since July 2008. Mr. Thurman served as our Interim President and Chief Executive Officer from January to February 2009 and our Executive Chairman from July 2008 to January 2009. Since May 2008 Mr. Thurman has served as an advisor to New Mountain Capital, LLC, a private and public equity investment firm. From July 2007 through June 2008 Mr. Thurman served as a consultant to Cardinal Health, Inc., a global healthcare provider. From April 2001 until its acquisition by Cardinal Health, Inc. in July 2007, Mr. Thurman served as Chief Executive Officer of Viasys Healthcare Inc., a healthcare technology company. Mr. Thurman also served as Chairman of the Board of Directors and President of Viasys Healthcare Inc. from November 2001 and July 2004, respectively, until the time of its acquisition by Cardinal Health, Inc. From 1996 to April 2001, Mr. Thurman served as Chairman and Chief Executive Officer of Strategic Reserves LLC, a privately held company providing funding and strategic direction to healthcare technology companies. From 1993 to 1996, Mr. Thurman was Chairman and CEO of Corning Life Sciences, Inc., which was a global leader in clinical laboratory testing, pharmaceutical research and esoteric reference testing. Concurrent with the aforementioned positions, Mr. Thurman served as Chairman of the Board of Directors of Enzon Pharmaceuticals, Inc. from 1994 to 2001. From 1984 to 1993, Mr. Thurman held various positions at Rhone-Poulenc Rorer Pharmaceuticals, Inc., a global pharmaceutical company, ultimately as its President. Mr. Thurman received an undergraduate degree in Economics from Virginia Polytechnic Institute and a Master's in Economics from Webster University.

        Martin P. Galvan, CPA.    Mr. Galvan has served as our Chief Financial Officer since September 2007. From June 2001 to July 2007, Mr. Galvan held several positions with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007, most recently as Executive Vice President, Chief Financial Officer and Director Investor Relations. From 1999 to 2001, Mr. Galvan served as Chief Financial Officer of Rodel, Inc., a precision surface technologies company. From 1979 to 1998, Mr. Galvan held several positions with Rhone-Poulenc Rorer Pharmaceuticals, Inc., a pharmaceuticals company, including Vice President, Finance Worldwide; President & General Manager, RPR Mexico & Central America; Vice President, Finance, Europe/Asia Pacific; and Chief Financial Officer, United Kingdom & Ireland. Mr. Galvan received an undergraduate degree in Economics from Rutgers University.

        John F. Imperato.    Mr. Imperato has served as our Senior Vice President, Business Operations since June 2008. From June 2007 to June 2008, Mr. Imperato served as Senior Vice President, Integration and Business Operations with Cardinal Health, Inc, a global manufacturer and distributor of medical and surgical supplies and technologies. From January 2006 to June 2007, Mr. Imperato served as Senior Vice President, Business Operations with Viasys Healthcare Inc., a healthcare technology company that was acquired by Cardinal Health, Inc. in June 2007. From October 2001 to

January 2006, Mr. Imperato served as Corporate Vice President, Finance with Viasys Healthcare Inc. From 2000 to 2001, Mr. Imperato served as Chief Financial Officer of Auxilium A2, Inc., a pharmaceutical company engaged in development and marketing of ethical pharmaceutical products. From 1999 to 2000, Mr. Imperato served as Chief Financial Officer of Omnicare Clinical Services, Inc., a contract research organization. From 1984 to 1998, Mr. Imperato held several positions with Rhone-Poulenc Rorer Pharmaceuticals, Inc., including Vice President, Finance, Worldwide Industrial Operations. Mr. Imperato received an undergraduate degree in Accounting from Manhattan College and an M.B.A. from Pace University.

        Anna McNamara, RN.    Ms. McNamara has served as our Senior Vice President, Clinical Operations since September 2002. From February 2001 to September 2002, Ms. McNamara served as Executive Vice President of Clinical Operations for LifeWatch Corp., a health care services company. From July 1998 to February 2001, Ms. McNamara served as Vice President of Clinical Operations for Quality Diagnostic Services at Matria Healthcare, Inc., a health care company. From January 1997 to July 1998, Ms. McNamara served as Vice President of Clinical Operations for WebMD Health Corp., a web-based health information provider. Ms. McNamara received an undergraduate degree from Marymount College and an RN at Mercy Hospital in Scranton, PA.

 SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the ownership of the Company's Common Stock as of March 16, 2009 by: (i) each director and nominee for director; (ii) each of the executive officers named in the Summary Compensation Table; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Fred Middleton(2)	871,815	4%
Robert J. Rubin, M.D.(3)	43,318	*
Eric N. Prystowsky, M.D.(4)	39,596	*
Kirk E. Gorman(5)	4,406	*
Woodrow A. Myers Jr., M.D.(6)	21,281	*
Ronald A. Ahrens(5)	4,406	*
Randy H. Thurman(7)	7,815	*
Arie Cohen	1,388	*
James M. Sweeney	—	—
Martin P. Galvan, CPA(8)	152,357	*
Manny S. Gerolamo	1,131	*
Anna McNamara, RN(9)	13,891	*
Michael Forese(10)	7,499	*
John F. Imperato	—	—
Charles M. Gropper(11)	38,382	*
George Hrenko	—	—
Philip Leone(12)	18,803	*
Alydar Partners, LLC(13)	1,200,000	5%
William Blair & Company, LLC(14)	1,265,094	5%
Wells Fargo & Company(15)	1,272,539	5%
Westfield Capital Management Company, LP(16)	1,287,700	5%
Federated Investors, Inc.(17)	2,253,745	10%
All directors and executive officers as a group (17 persons)(18)	1,226,088	5%

*
Less than one percent.

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G if any filed with the Securities and Exchange Commission (the "SEC"). Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 23,731,126 shares outstanding on March 16, 2009, adjusted as required by rules promulgated by the SEC.

(2)
Includes options to purchase 22,500 shares of Common Stock, 9,375 of which will be unvested but exercisable as of March 16, 2009. Also includes options to purchase 2,500 shares of Common Stock, which will be exercisable as of March 16, 2009. Includes 603,542 shares of capital stock listed below held by certain affiliates of Sanderling Venture Partners. Mr. Middleton disclaims any beneficial ownership of the shares owned by these entities, except to the extent of his pecuniary interest therein.

  207,158 shares of capital stock held by Sanderling Venture Partners IV, L.P.;
  80,646 shares of capital stock held by Sanderling IV Biomedical, L.P.;
  129.186 shares of capital stock held by Sanderling IV Biomedical Co-Investment Fund, L.P.;
  64,587 shares of capital stock held by Sanderling Venture Partners IV Co-Investment Fund, L.P.;
  22,985 shares of capital stock held by Sanderling [Feri Trust] Venture Partners IV;
  80,819 shares of capital stock held by Sanderling IV Limited Partnership;
  8,550 shares of capital stock held by Sanderling VI Beteiligungs GmbH & Co. KG; and
  9,611 shares of capital stock held by Sanderling V Limited Partnership.

(3)
Includes options to purchase 15,000 shares of Common Stock, 6,250 of which will be unvested but exercisable as of March 16, 2009. Also includes options to purchase 2,500 shares of Common Stock, which will be exercisable as of March 16, 2009.

(4)
Includes options to purchase 27,500 shares of Common Stock, 6,250 of which will be unvested but exercisable as of March 16, 2009. Also includes options to purchase 2,500 shares of Common Stock, which will be exercisable as of March 16, 2009.

(5)
Includes options to purchase 625 shares of Common Stock, which will be exercisable as of March 16, 2009.

(6)
Includes options to purchase 9,167 shares of Common Stock, 6,250 of which will be unvested but exercisable as of March 16, 2009. Also includes options to purchase 2,500 shares of Common Stock, which will be exercisable as of March 16, 2009.

(7)
Includes options to purchase 834 shares of Common Stock, which will be exercisable as of March 16, 2009.

(8)
Includes options to purchase 150,000 shares of Common Stock, 90,625 of which will be unvested but exercisable as of March 16, 2009.

(9)
Includes options to purchase 12,760 shares of Common Stock, which will be exercisable as of March 16, 2009.

(10)
Includes options to purchase 6,549 shares of Common Stock, which will be exercisable as of March 16, 2009.

(11)
Includes options to purchase 37,500 shares of Common Stock, which will be exercisable as of March 16, 2009.

(12)
Includes options to purchase 18,125 shares of Common Stock, which will be exercisable as of March 16, 2009.

(13)
John A. Murphy, an individual, is Manager of Alydar Capital, LLC and Alydar Partners, LLC, both Delaware limited liability companies. Alydar Capital, LLC is the general partner of Alydar Fund, L.P., Alydar QP Fund, L.P., Alysheba Fund, L.P. and Alysheba QP Fund, L.P. Alydar Partners, LLC is the investment manager of Alydar Fund, L.P., Alydar QP Fund, L.P., Alysheba Fund, L.P., Alysheba QP Fund, L.P., Alydar Fund Limited and Alysheba Fund Limited. John A. Murphy disclaims beneficial ownership of the securities. The address of Alydar Partners, LLC is 222 Berkeley Street, 17th Floor, Boston, MA 02116.

(14)
The address of William Blair & Company is 222 W Adams, Chicago, IL 60606.

(15)
The shares listed are owned of record by Wells Capital Management Incorporated, Wells Fargo Funds Management, LLC, Peregrine Capital Management, Inc., Wells Fargo Bank, National Association, Wachovia Securities, LLC. and Wachovia Bank, National Association. The address of Wells Fargo & Company is 420 Montgomery Street, San Francisco, CA 94163.

(16)
The shares listed are owned of record by certain mutual funds, institutional accounts and/or separate accounts managed by Westfield Capital as investment advisor. Westfield Capital disclaims any economic interest in such shares. The address of Westfield Capital Management Company, LP is 1 Financial Center, Boston, Massachusetts, 02111.

(17)
Federated Investors, Inc. (the "Parent") is the parent holding company of Federated Equity Management Company of Pennsylvania and Federated Global Investment Management Corp. (the "Investment Advisers"), which act as investment advisers to registered investment companies and separate accounts that own shares of common stock in CardioNet, Inc. (the "Reported Securities"). The Investment Advisers are wholly owned subsidiaries of FII Holdings, Inc., which is wholly owned subsidiary of Federated Investors, Inc., the Parent. All of the Parent's outstanding voting stock is held in the Voting Shares Irrevocable Trust (the "Trust") for which John F. Donahue, Rhodora J. Donahue and J. Christopher Donahue act as trustees (collectively, the "Trustees"). The Trustees have collective voting control that they exercise over the Parent. The Parent, the Trust, and each of the Trustees declare that this statement should not be construed as an admission that they are the beneficial owners of the Reported Securities, and the Parent, the Trust, and each of the Trustees expressly disclaim beneficial ownership of the Reported Securities. The address of Federated Investors, Inc. is Federated Investors Tower, Pittsburgh, PA 15222-3779.

(18)
Includes options to purchase 311,185 shares of Common Stock, which will be exercisable as of March 16, 2009.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the 1934 Act requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        As of March 16, 2009, based solely on a review of the copies of such reports furnished to us and representatives of these persons, all reports needed to be filed have been filed for the year ended December 31, 2008, with the exception of: Harry Rein, who inadvertently filed a late Form 4 on September 23, 2008 to report the exercise of 22,500 options on September 19, 2008; Ronald A. Ahrens, who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 1,250 options on October 23, 2008; Kirk E. Gorman, who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 1,250 options on October 23, 2008; Fred Middleton, who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 5,000 options on October 23, 2008; Woodrow A. Myers Jr., M.D., who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 5,000 options on October 23, 2008; Eric N. Prystowsky, M.D., who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 5,000 options on October 23, 2008; Robert J. Rubin, M.D., who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 5,000 options on October 23, 2008; and Randy H. Thurman, who inadvertently filed a late Form 4 on November 19, 2008 to report the grant of 1,667 options on October 23, 2008.

 EQUITY COMPENSATION PLAN INFORMATION

        The following table presents the equity compensation plan information as of December 31, 2008:

	Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
Employee and non-employee director stock option plans	1,635,205	$13.67	340,935
Employee stock purchase plan	9,889	$16.18	178,614
Equity compensation plans not approved by security holders:
Common stock warrants	6,250	$2.94	—

Total	1,651,344	14.37	519,549

DIRECTOR AND EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

  Executive Summary

        In this Compensation Discussion and Analysis, we address the compensation provided to our named executive officers listed below under "Our Named Executive Officers" and in the Summary Compensation Table that follows this discussion, the goals that we seek to achieve through our executive compensation program and other important factors underlying our compensation practices and policies.

        Our compensation program is designed to provide performance-oriented incentives that fairly compensate our executive officers and enable us to attract, retain and motivate executives with outstanding ability and potential. Our compensation program consists of both short-term and long-term components, including cash and equity-based compensation, and is intended to reward consistent performance that meets or exceeds formally established performance goals and objectives. Our Compensation Committee and senior management is focused on providing an appropriate mix of short-term and long-term incentives, and we are mindful not to rely on highly leveraged incentives that would result in risky short-term behavior. Our compensation program provides long-term incentives to ensure that our executives continue in employment with us and directly tie executive compensation to generation of shareholder value. We have revised our Management Incentive Plan to include corporate goals and objectives relating to revenue growth and earnings per share, and we overlay management by objective (MBO) goals that are intended to encourage our executives to build and maintain an infrastructure that supports our growth and increases revenues.

        Our Compensation Committee believes our compensation program has been instrumental in helping us achieve our business objectives and is appropriate and fair in light of our strong financial performance relative to that of our peer group. The global economic recession in 2008 created one of the more difficult operating environments in history. However, in 2008, our revenue grew to $120.5 million, representing an increase of $ 47.5 million or 65% over the prior year. Our adjusted earnings per share grew to $0.59 per share in 2008, versus a loss per share in 2007. We had the top-performing healthcare initial public offering in 2008 and led the industry in obtaining a mobile cardiovascular telemetry CPT code. However, it is important to emphasize that our focus is on prospective incentives to encourage positive behaviors that will lead to incremental growth in total shareholder return.

  Our Named Executive Officers

        Our named executive officers for 2008 are Messrs. Cohen, Sweeney, Galvan, Gerolamo and Imperato and Ms. McNamara.

        In July 2008, Mr. Sweeney ceased to serve as our Executive Chairman. In January 2009, Mr. Cohen ceased to serve as our President and Chief Executive Officer and Mr. Gerolamo ceased to serve as Senior Vice President, Sales and Marketing. In connection with their respective terminations from employment with us, we entered into separation agreements with each of Messrs. Sweeney, Cohen and Gerolamo and provided severance in satisfaction of our obligations under the terms of their respective employment agreements. The terms and conditions of the separation agreements for Messrs. Sweeney, Cohen and Gerolamo are described below under "Potential Payments Upon Termination Or Change In Control."

        In January 2009, Mr. Thurman was appointed Interim President and Chief Executive Officer. In February 2009, Mr. Thurman accepted the role of President and Chief Executive Officer on an ongoing basis. The terms and conditions of Mr. Thurman's employment as our President and Chief Executive Officer are described below under "Employment Agreements."

  Compensation Philosophy and Components of Executive Compensation

        Our Compensation Committee is composed entirely of independent directors. Our Compensation Committee administers our executive compensation program and in 2008 was tasked with developing and administering an employee compensation program that provides performance-oriented incentives that are reasonable, competitive and properly reflect the objectives of the company to attract, motivate and retain executives of outstanding ability and potential and ensure that executive compensation is directly tied to the creation of stockholder value. In connection with its fulfillment of that task, our Compensation Committee retained the services of an independent compensation consultant as described in more detail below under each component of our executive compensation program.

        The general duties of the Compensation Committee include:

  •
  Administration of the Company's annual incentive, equity compensation and long term incentive plans;

  •
  Review and recommendation of major compensation plans for approval by the Board;

  •
  Recommendation of compensation for the President and Chief Executive Officer for approval by the independent members of our Board; and

  •
  Approval of compensation decisions relating to all executive officers.

        Our Compensation Committee believes that our executive compensation program should include both short-term and long-term components, including cash and equity-based compensation, and should reward consistent performance that meets or exceeds expectations. In 2008, we tied compensation to the achievement of specific corporate and individual goals. Determinations about corporate performance are based on achievement of specific, pre-determined objectives. Individual performance against goals are more subjective and are based on the judgments made at the discretion of our Compensation Committee and our Board of Directors, with input from our Chief Executive Officer except as it relates to his own compensation. For our executive officers other than himself, our Chief

Executive Officer evaluates the performance of other executive officers on an annual basis and makes recommendations to our Compensation Committee with respect to annual salary adjustments, bonuses and annual equity awards. These recommendations are reviewed by our Compensation Committee on an aggregated basis so that our Compensation Committee can evaluate the compensation paid to our executives on a total compensation basis. While our Compensation Committee reviews the recommendations of our Chief Executive Officer with respect to executive officers other than himself, our Compensation Committee exercises its own discretion in approving salary adjustments and discretionary cash and equity awards for all executives and communicates its final approval to our Board of Directors.

  Benchmarking and Other Analysis

        Currently, our Compensation Committee is chartered to review and make recommendations to our Board of Directors regarding the compensation to be paid to our Chief Executive Officer and approves compensation for all other executive officers. Historically, our Compensation Committee negotiated compensation with our Chief Executive Officer, and our Chief Executive Officer consulted with our Board of Directors regarding the compensation of our other executive officers. As a private company, our directors and Chief Executive Officer based compensation decisions primarily on their extensive background and experience with compensation practices and policies in the medical device and services industries. This background and experience provided the basis for the subjective judgments made by our Chief Executive Officer and our Board of Directors regarding our executives' compensation. In 2008, as a publicly traded company, our Compensation Committee retained an independent compensation consultant to assist it in benchmarking our executive compensation decisions and practices against the group of peer companies listed below. Generally, salaries and initial stock grants for our executive officers have been negotiated at the time of hire, taking into account the salaries and equity awards made to similarly situated executives at the companies in our peer group as well as the executive's experience in the position and in the industry generally. Thereafter, salaries are subject to an annual review process, and the adequacy of equity awards are reviewed annually.

        The companies in our peer group included the following 15 publicly traded companies in the medical products and services sector, with revenue between $70 million and $400 million:

  •
  Datascope Corporation

  •
  ZOLL Medical Corp.

  •
  Masimo Corp.

  •
  Thoratec Corp.

  •
  Sonosite, Inc.

  •
  ICU Medical, Inc.

  •
  Cardiac Science Corp.

  •
  Healthtronics, Inc.

  •
  Quidel Corp.

  •
  Home Diagnostics, Inc.

  •
  Cutera, Inc.

  •
  eResearch Technology, Inc.

  •
  Aspect Medical Systems, Inc.

  •
  Natus Medical Inc.

  •
  Kensey Nash Corp.

  Elements of Executive Compensation

        The compensation program for our executive officers has consisted principally of base salary, short-term cash incentives and long-term incentives in the form of equity grants.

  Base Salary

        Historically, base salaries for our executives were established based on the scope of their responsibilities and individual experience, taking into account our informal understanding of competitive market compensation paid by other companies for similar positions within our industry. Base salaries are typically reviewed annually taking into account individual responsibilities, performance and achievement. Increases may be determined based upon specific performance related objectives or goals, as well as an overall evaluation of performance. Guidelines for annual merit increases are determined based upon achievement of company objectives for the year, as well as economic, industry and market factors.

        We believe, based on our recruiting efforts and general experience in our industry, that the base salary levels of our executives are commensurate with the general salary levels for similar positions in medical device and services companies of similar size and stage of development and operations. The base salaries in effect for 2008 are set forth in the table below. For Messrs. Cohen, Galvan, Gerolamo and Imperato, base salary was generally determined as part of the negotiation of their terms of employment in connection with their commencement of employment with the Company and approved by our Board of Directors. In approving the base salaries, our Board of Directors considered each executive's requested base salary and compared that to the salaries of other members of our management team and the salary paid to the previous executive employed by the Company in that position. Our Board of Directors also took into account the responsibilities associated with the position and the executive's relative experience in that position and in the industry generally. In setting the base salaries for Messrs. Cohen, Galvan, Gerolamo and Imperato, we did not conduct a review of salary levels at any specific company or group of companies to verify the size of base salaries relative to the market except for Mr. Imperato. For Mr. Imperato, our Board of Directors utilized competitive market data from The Delves Group, an independent compensation consultant, to benchmark the offer to Mr. Imperato against similarly positioned executives at other companies. For Mr. Sweeney and Ms. McNamara, the amount of their base salaries for 2008 was based primarily on the subjective assessment of each of their performances by our Compensation Committee and our Board of Directors. No specific performance criteria were used to evaluate performance, nor were any specific elements of performance or specific contributions identified or evaluated in determining the amount of base salary. Further, prior to May 2008, we did not compare base salaries for our named executive officers to those of similarly situated executives at other companies. In May of 2008, we contracted with The Delves Group to do market benchmarking on each of our key executive positions, namely Mr. Cohen, Mr. Galvan, Ms. McNamara, Mr. Imperato and Mr. Gerolamo. Based on the report from The Delves Group, our Compensation Committee determined that the base salaries of each of our named executive officers were in the 50th to 75th percentiles of our peer group, except Mr. Galvan whose base salary is above the 75th percentile. Our Compensation Committee determined that it was appropriate for Mr. Galvan's base salary to be above the median given the scope of his responsibilities with the Company and his overall experience as a chief financial officer and in the industry generally.

Name	2008 Base Salary
Arie Cohen	$450,000
James Sweeney	$500,000
Martin P. Galvan, CPA	$300,000
Anna McNamara, RN	$250,000
Manny Gerolamo	$250,000
John F. Imperato	$300,000

        In March 2009, our Compensation Committee met to review performance for 2008 and approved certain salary increases for our named executive officers for 2009 taking into account recommendations from Mr. Thurman. Our Compensation Committee considered a number of factors in reaching its decision to approve base salary increases for 2009, including corporate and individual performance during 2008, leadership adversity during 2008, the transition in Chief Executive Officers and the need to reward and retain the executive management team. Specifically, our Compensation Committee considered that the Company had the top performing healthcare initial public offering in 2008, the Company led the industry in obtaining a mobile cardiovascular telemetry CPT code, revenue grew 60% and the Company went from operating at a loss to having profits in 2008. In addition, for certain executives our Compensation Committee considered the amount of time that had elapsed since the executive's last salary increase. After considering the foregoing factors, our Compensation Committee generally approved a 3% merit increase for each named executive officer (other than Messrs. Sweeney, Cohen and Gerolamo who are no longer employed by the company), with certain increases exceeding 3% as described in the succeeding sentences. For Mr. Galvan, because Mr. Galvan has had no increase in salary since the time he was hired with the Company, our Compensation Committee awarded a merit increase of 4.5% (3% multiplied by 1.5 years of service). For Ms. McNamara, our Compensation Committee approved a 20% increase in base salary. In reaching this decision, our Compensation Committee discussed Ms. McNamara's strategic importance to the Company and the fact that her base salary was at the low end of the range for her position. The 2009 base salaries for our named executive officers are set forth in the table below:

Name	2009 Base Salary
Martin P. Galvan, CPA	$313,500
Anna McNamara, RN	$300,000
John F. Imperato	$309,000

        In connection with our appointment of Mr. Thurman as President and Chief Executive Officer, we entered into an employment agreement with Mr. Thurman pursuant to which his base salary was set at $500,000. The Board of Directors utilized competitive market data from The Delves Group to benchmark the offer to Mr. Thurman against similarly positioned executives at other companies.

  Short-term Incentive Program

        In 2008, our Compensation Committee contracted with The Delves Group to assist the Compensation Committee in developing a management incentive plan. Based on the recommendations of The Delves Group, in October 2008 our Board of Directors adopted a Management Incentive Plan ("MIP") to reward executives with annual cash bonuses for achievement of certain corporate performance objectives and individual objectives. The MIP operates on a calendar year schedule.

        While all employees of the Company are eligible to participate in the MIP, our Compensation Committee has the authority to designate which employees will participate in the MIP in any given year. An employee must be employed by us by October 1st of any given year to be eligible to participate in the MIP for the calendar year. In addition, unless specifically excepted, an eligible employee must be actively employed by us on the date bonuses are paid under the MIP to receive a payment. In general, bonuses under the MIP are paid out within the first two and one-half months following year-end.

        On an annual basis, our Compensation Committee selects the individual and corporate performance goals for the upcoming year and determines how the achievement of those goals will be measured and the amount of the bonuses determined. Each participant in the MIP is assigned a specific target award, based on his or her role and competitive market practice. The target award reflects the award to be paid for meeting predefined corporate and individual performance goals. Target awards are defined as a percentage of base salary. For 2008, the Compensation Committee determined that actual awards under the MIP could range from 0% to 200% of target, depending on performance. Threshold performance will pay out at 50% of target and achieving maximum performance can result in awards of up to 200% of target. Performance below the threshold level will result in no payout. Within the formula under the MIP, our Compensation Committee has the discretion to take into account circumstances that may have affected performance as to any particular participant.

        For 2008, our Compensation Committee determined that the corporate performance measure is earnings per share, as determined by our Compensation Committee, and established minimum, target and maximum earnings per share goals. Our Compensation Committee determined that earnings per share is an appropriate corporate performance objective because it is directly linked to the creation of stockholder value. In addition, our Compensation Committee determined that corporate performance would account for 80% of an individual's bonus eligibility and individual performance would account for 20% of an individual's bonus eligibility. For our named executive officers, the individual target bonuses approved by our Compensation Committee, expressed as a percentage of each person's base salary, were as follows:

Arie Cohen	90%
Martin P. Galvan, CPA	60%
John F. Imperato	60%
Anna McNamara, RN	50%
Manny Gerolamo	50%

        In March 2009, our Compensation Committee evaluated the level of achievement of the earnings per share goal as well as the individual performance objectives relating to operational commitments relative to the executive officer's position (taking into account the 80%/20% weighting described above and recommendations from Mr. Thurman) and determined to pay bonuses to our named executive officers as set forth in the table below. Based on our Compensation Committee's review of the earnings per share performance goal, our Compensation Committee determined that the budgeted earnings per share goal had been exceeded. With respect to individual objectives, our Compensation Committee considered the operational success of the Company for 2008 and the level of contribution made by each named executive officer to the operational success based on the scope of their responsibilities with the Company, taking into account recommendations from Mr. Thurman. No bonus amount was paid to Messrs. Cohen or Gerolamo because they terminated employment before the date on which the MIP bonuses were paid. However, our Compensation Committee determined that Mr. Cohen's performance in 2008 warranted payment of his MIP bonus amount otherwise earned and waived the employment requirement for Mr. Cohen. The MIP bonus amount paid to Mr. Cohen is described below under "Potential Payments Upon Termination Or Change In Control."

Martin P. Galvan, CPA	$195,120
John F. Imperato	$195,120
Anna McNamara, RN	$135,000

        In addition to the awards paid pursuant to the MIP, in 2008 we paid certain additional bonuses to Ms. McNamara and Mr. Sweeney to make them whole for the miscalculation of the tax gross-up amount for bonuses paid to them in 2007. Ms. McNamara and Mr. Sweeney previously entered into promissory notes with us in connection with the exercise of certain of their stock options. In August 2007, in order to enable Ms. McNamara and Mr. Sweeney to repay their respective loans prior to the initial filing of our registration statement, as required by the provisions of the Sarbanes-Oxley Act of 2002, we paid Ms. McNamara and Mr. Sweeney a bonus equal to the principal balance and accrued interest on their respective loans plus an additional gross-up amount to cover the taxes on their respective bonus amounts. However, we erroneously applied lower tax rates for Ms. McNamara and Mr. Sweeney in calculating the gross-up amount on their 2007 bonuses. In order to make them whole for this miscalculation, in 2008, we paid a special bonus to Ms. McNamara in the amount of $76,522 and a special bonus to Mr. Sweeney in the amount of $70,077.

        In connection with Mr. Thurman accepting the role of President and Chief Executive Officer on an on-going basis, in March 2009, we paid Mr. Thurman a bonus payment of $450,000 representing a portion of the incentive and equity compensation he forfeited upon resigning from employment with his former employer. Mr. Thurman is required to repay a pro rata portion of the bonus payment if he voluntarily resigns or is terminated for cause prior to February 24, 2010.

        For 2009, our Compensation Committee has determined that the financial goals under the MIP will be revenue based with an adjustment factor based on earnings per share. Our Compensation Committee determined that these goals were appropriate in order to continue to advance the Company's overall strategic objectives and to enhance stockholder value. The target bonus opportunity set for the named executive officers for 2009 under the MIP are as follows:

Randy H. Thurman	100%
Martin P. Galvan, CPA	60%
John F. Imperato	60%
Anna McNamara, RN	50%

  Long-term Incentive Programs

  Equity Compensation Plans—2003 Plan

        Prior to our initial public offering, we granted equity awards primarily through our 2003 Equity Incentive Plan (the "2003 plan"), which was adopted by our Board of Directors and stockholders to permit the grant of stock options, stock bonuses and restricted stock to our officers, directors, employees and consultants. In the absence of a public trading market for our common stock prior to the closing of our initial public offering, our Board of Directors and Compensation Committee determined the fair market value of our common stock in good faith based upon consideration of a number of relevant factors including the status of our development efforts, financial status and market conditions. In addition, we secured an outside valuation from an independent valuation firm in order to set fair market value of our Common Stock.

        Mr. Gerolamo was granted a stock option under the 2003 plan to purchase 125,000 shares of our Common Stock in connection with the commencement of his employment in January 2008. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares requested by Mr. Gerolamo and the equity ownership of other members of our management. We did not compare this stock amount to equity amounts held by executives at other companies. Upon leaving the organization in January 2009, Mr. Gerolamo's received 31,250 vested options, which he subsequently exercised. All remaining unvested options were cancelled.

  Equity Compensation Plans—2008 Plans

        In connection with our initial public offering, our Board of Directors adopted new equity compensation plans. Specifically, our Board of Directors adopted the 2008 Equity Incentive Plan (the "2008 EIP"), the Director Plan (described in more detail below under Non-Employee Director Compensation) and the 2008 Employee Stock Purchase Plan (the "ESPP"). Each of the new plans became effective on March 18, 2008 upon the effectiveness of our initial public offering. The 2008 EIP replaced the 2003 plan immediately following our initial public offering and affords our Compensation Committee much greater flexibility in making a wide variety of equity awards. The ESPP is available to all executive officers on the same basis as our other employees.

        Our 2008 EIP authorizes us to grant stock options, stock appreciation rights, restricted stock, restricted stock units, performance stock awards, performance cash awards and other stock awards. To date, we have only granted stock options and restricted stock units under the 2008 EIP. All stock options granted to our employees and directors were granted with an exercise price that was no less than the fair market value of a share of our Common Stock on the date such options were granted. Prior to January 2009, all option grants typically vested over four years, with one quarter of the shares subject to the stock option vesting on the one year anniversary of the vesting commencement date and the remaining shares vesting in equal months installments thereafter over three years. Beginning in January 2009, the Compensation Committee determined to modify the vesting schedule for new grants going forward so that grants would vest in 25% increments over a four year period beginning with the first anniversary of the date of grant. Our Compensation Committee determined that this vesting schedule better achieved the goal of our Compensation Committee to encourage retention and dedication to the success of the Company over a longer time horizon. All options have a ten year term. Additional information regarding accelerated vesting upon or following a change in control is discussed below under "Potential Payments Upon Termination Or Change In Control."

        Mr. Imperato was granted a stock option under the 2008 EIP to purchase 150,000 shares of our Common Stock in connection with the commencement of his employment in June 2008. The number of shares was determined as part of the negotiation of his overall employment package and was approved by our Board of Directors. In determining the number of shares, the Board of Directors considered the number of shares requested by Mr. Imperato and the equity ownership of other members of our management, including Mr. Galvan. We did not compare this stock amount to equity amounts held by executives at other companies.

        In connection with his service as a non-employee member of our Board of Directors, Mr. Thurman was granted 3,781 restricted stock units under the 2008 EIP. In February 2009, in connection with our appointment of Mr. Thurman as Interim President and Chief Executive Officer in January 2009, Mr. Thurman was granted 3,200 restricted stock units under the 2008 EIP to make up for the loss of the equity compensation Mr. Thurman would have been granted at our annual meeting of stockholders had he remained a non-employee member of our Board of Directors at that time. In addition, in February 2009, in connection with Mr. Thurman accepting the role of President and Chief Executive Officer on an on-going basis, Mr. Thurman was granted an incentive stock option under the EIP to purchase 500,000 shares of our Common Stock and a restricted stock unit grant under the 2008 EIP with respect to 50,000 shares of our Common Stock. The foregoing equity awards vest in equal annual installments over 4 years commencing on the first anniversary of the date of grant; provided Mr. Thurman remains in continuous service as of each applicable vesting date. The foregoing equity awards provide for accelerated vesting if a corporate transaction occurs while Mr. Thurman is in the continuous service of the Company as of the date of the corporate transaction.

        In addition, in March 2009, our Compensation Committee approved strategic retention restricted stock unit grants with respect to 5,000 shares each to Ms. McNamara and Mr. Imperato. Our Compensation Committee awarded these grants based upon the recommendation of Mr. Thurman regarding the strategic importance of both Ms. McNamara and Mr. Imperato to the Company. These grants are intended to serve as a retention tool and to reward Ms. McNamara and Mr. Imperato for their valuable service during a period of transition in the leadership of the Company. The foregoing restricted stock grants will vest 100% upon the third anniversary of the date of grant; provided that Ms. McNamara and Mr. Imperato remain in the continuous service of the Company through that date.

Long Term Incentive Plan

        In October 2008 our Board of Directors adopted a Long Term Incentive Plan ("LTIP") to reward executives with stock option and restricted stock equity grants under our 2008 EIP, based on achievement of pre-established company performance objectives. The LTIP is effective for the issuance of grants in 2009 based on 2008 performance evaluations. The objectives of the LTIP are to drive growth in stockholder value, reward key employees for demonstrated value creation, provide a retention incentive for key employees, build equity ownership among the executive team and focus executive on multi-year operating performance. We believe that by providing our executives the opportunity to increase their ownership of our stock, the best interests of stockholders and executives will be more aligned and we will encourage long-term performance. Stock awards enable our executive officers to participate in any increase in stockholder value and personally participate in the risks of business setbacks. It is our belief that long-term incentives motivate and reward successful long-term value creation and the achievement of financial goals for the Company and our stockholders, as well as retain top executive talent.

        All executive officers and other employees selected by our Compensation Committee are eligible to receive awards under the LTIP. The LTIP provides for annual grants of restricted stock units and stock options under the 2008 EIP based on the achievement of a corporate goal based on adjusted earnings per share, as determined annually by our Compensation Committee. If corporate financial performance meets the specified earnings per share goal, the participants in the LTIP will receive awards based on each individual's target dollar value, which is determined by our Compensation Committee. For our named executive officers, the individual target dollar values approved by our Compensation Committee for 2008, expressed as a percentage of each person's base salary, were as follows:

Arie Cohen	150% of base salary
Martin P. Galvan, CPA	75% of base salary
John F. Imperato	75% of base salary
Anna McNamara, RN	50% of base salary
Manny Gerolamo	50% of base salary

        At the beginning of the next fiscal year, awards will be granted following the determination of the corporate financial performance in each year. The target dollar values will be adjusted by up to 40% above or below the target dollar value stated above in the event that corporate performance exceeds or does not meet the target earnings per share goal. One-half of this adjusted dollar value will be converted into a stock option award (based on the Black-Scholes value of the option at the time of grant). The stock option will have a 10-year term and vest 25% per year on the first four anniversaries of the date of grant. One-half of the adjusted dollar value will be converted into a restricted stock unit award (based on the closing stock price on the date of grant). The restricted stock unit award will vest in full on the third anniversary of the date of grant.

        In March 2009, our Compensation Committee evaluated performance for 2008 and determined, based on the level of attainment of the earnings per share goal, as adjusted pursuant to the terms of the LTIP, to make stock option and restricted stock unit awards pursuant to the LTIP as set forth in the table below. No awards were made to Messrs. Cohen or Gerolamo. The option grants are incentive stock options that vest in four equal annual installments commencing on December 31, 2009. The restricted stock unit grants vest 100% on the third anniversary of the date of grant.

Name	Number of Shares Subject to Option Grant	Number of Shares Subject to Restricted Stock Unit Award
Martin P. Galvan, CPA	8,365	5,019
John F. Imperato	8,365	5,019
Anna McNamara, RN	4,647	2,788

        As of the date of this proxy statement, our Compensation Committee has not yet set a corporate financial goal for 2009 nor has it set the individual target dollar values for our named executive officers other than Mr. Thurman whose target dollar value was set pursuant to the terms of his employment agreement and is 200% of base salary for 2009.

  Employment Agreements

  Thurman Agreement

        On January 28, 2009, we entered into a letter agreement with Mr. Thurman pursuant to which Mr. Thurman agreed to serve as our Interim President and Chief Executive Officer ("Interim CEO").

        On February 25, 2009, we entered into an employment agreement with Mr. Thurman which provides that he will serve as our on-going President and Chief Executive Officer, and remain as Chairman of our Board of Directors. The term of Mr. Thurman's employment agreement commenced on February 25, 2009 and continues until terminated in accordance with its terms. Except with respect to the continued vesting of equity grants previously made to Mr. Thurman while serving as Executive Chairman of our Board of Directors and Interim CEO, his employment agreement supersedes and replaces (i) the letter agreement we previously entered into with Mr. Thurman, dated January 28, 2009, regarding the terms and conditions of Mr. Thurman's service as the Interim CEO, and (ii) the letter agreement we previously entered into with Mr. Thurman, dated July 7, 2008, regarding the terms and conditions of Mr. Thurman's service as Executive Chairman of our Board of Directors.

        Pursuant to the terms of his employment agreement, Mr. Thurman is entitled to a base salary of $500,000. Mr. Thurman will also receive a bonus payment for the 2008 fiscal year equal to $450,000, in consideration of the 2008 incentive and equity compensation Mr. Thurman will forfeit from his prior employer (subject to pro rata repayment if Mr. Thurman voluntarily resigns or is terminated for cause prior to February 24, 2010). Beginning with the 2009 fiscal year, Mr. Thurman will be eligible to participate in the MIP and LTIP in accordance with the terms of those plans. Mr. Thurman's target annual bonus opportunity under the MIP will be 100% of his base salary and Mr. Thurman's target dollar value for purposes of the LTIP will be 200% of base salary.

        Contemporaneously with his entry into the employment agreement, Mr. Thurman received a restricted stock unit award with respect to 50,000 shares of our Common Stock and an incentive stock option to purchase 500,000 shares of our Common Stock. In each case, the equity awards are subject to the restrictions and conditions set forth in our 2008 EIP and will vest in equal annual installments of 25% each year over four years beginning with the first anniversary of the date of grant; provided that Mr. Thurman remains in continuous service as of each applicable vesting date. The vested restricted stock units will be distributed in the form of Common Stock on the earliest to occur of Mr. Thurman's death, disability (as defined in the 2008 EIP) or "separation from service" (as defined in the Internal

Revenue Code), or a 409A Change in Control, which means a change in the ownership or effective control of our company, or in the ownership of a substantial portion of our assets, as provided in the Internal Revenue Code. If a change in control occurs while Mr. Thurman is employed by us, all of his outstanding equity awards will become fully vested and exercisable (to the extent applicable). Although Mr. Thurman will no longer be a non-employee member of our Board of Directors, during the term of his employment agreement he agreed to continue to comply with the sale restrictions and holding requirements applicable to our non-employee directors.

        Mr. Thurman's employment agreement provides severance and change in control benefits upon termination of his employment by us without cause or by him for good reason. See the description under "Severance and Change in Control Benefits" and "Potential Payments Upon Termination or Change in Control" below for further information regarding severance benefits under Mr. Thurman's employment agreement.

        As a condition of Mr. Thurman's employment as our President and Chief Executive Officer, he must execute and abide by our Proprietary Information and Inventions Agreement. Under the employment agreement, Mr. Thurman will be subject to non-competition restrictions for the term of his employment and during any period thereafter in which he is receiving severance benefits.

        Mr. Thurman's employment with us is at will and may be terminated by us at any time and for any reason, or for no reason. Upon any termination by us, Mr. Thurman agrees to resign all positions, including as an officer and, if applicable, as a director or member of the board or any committee thereof.

  Cohen, Galvan, Gerolamo, and Imperato Agreements

        In 2008, we entered into employment agreements with Messrs. Cohen, Galvan, Gerolamo, and Imperato. In each case, the term of the agreement continues until terminated in accordance with the terms of the agreement.

        Pursuant to the terms of the agreements, Mr. Cohen is entitled to a base salary of $450,000; Mr. Galvan, $300,000; Mr. Gerolamo, $250,000; and Mr. Imperato, $300,000. Under all of the agreements, bonus payments will be discretionary and will be based upon the target bonus amount determined by our Board of Directors.

        The agreements provide severance and change in control benefits upon termination of the executives' termination of employment by us without cause or by the executives for good reason. See the description under "Severance and Change in Control Benefits" and "Potential Payments Upon Termination or Change in Control" below for further information regarding severance benefits under the employment agreements.

        As a condition of their employment with us, each executive must execute and abide by our Proprietary Information and Inventions Agreement. Under the employment agreements, each executive will be subject to non-competition restrictions for the term of his employment and during any period thereafter in which he is receiving severance benefits.

        Messrs. Cohen, Galvan, Gerolamo, and Imperato's employment with us is at will and may be terminated by us at any time and for any reason, or for no reason. Upon any termination by us, each executive agrees to resign all positions, including as an officer and, if applicable, as a director or member of the board or any committee thereof.

  Severance and Change in Control Benefits

        The employment agreements for each of our named executive officers (with the exception of Ms. McNamara who is not party to an employment agreement with us) provide for payments in the event that the executive is terminated by us without cause or by the executive for good reason, in each case, without regard to whether the termination occurs in the context of a change in control. With the exception of Mr. Thurman, if the executive's employment is terminated by us without cause or by the executive for good reason in connection with a change in control, all of the executive's equity awards will immediately accelerate and become fully vested. All of Mr. Thurman's equity awards will immediately accelerate and become fully vested upon a change in control without regard to a termination of employment (unless he is terminated for cause). Payments and benefits to Messrs. Gerolamo and Imperato will be modified to avoid any excise tax under section 4999 of the Internal Revenue Code to the extent the modification would result in a greater net after-tax benefit to the executive. Messrs. Thurman, Cohen and Galvan, on the other hand, will receive a partial gross-up payment to the extent the partial gross-up would result in a greater net after-tax benefit to Messrs. Thurman, Cohen and Galvan. We believe these severance and change in control benefits are an essential element of our overall executive compensation package. The severance and change in control benefits were also determined through comparison to companies in our peer group.

        In connection with the termination of Messrs. Sweeney's, Cohen's and Gerolamo's employment, we provided severance benefits in satisfaction of our obligations to them pursuant to the terms of their employment agreements. In addition, in connection with the termination of Mr. Cohen's employment, Mr. Cohen was paid an additional payment of $400,000 in connection with his termination of employment to acknowledge his employment with the Company for the full 2008 calendar year considering he would not otherwise be eligible to receive a bonus payment under the MIP because he would not be employed on the payment date. Our Compensation Committee viewed his performance in 2008 warranted payment of the MIP amount otherwise earned.

        See "Potential Payments Upon Termination Or Change In Control" below for further information regarding the payments and benefits under the employment agreements.

  Other Compensation

        In addition, consistent with our compensation philosophy, we intend to continue to maintain broad based retirement and welfare employee benefit programs for all of our employees, in which our named executive officers are also eligible to participate. However, our Compensation Committee, in its discretion, may in the future revise, amend or add to the benefits of any executive officer if it deems it advisable. In March 2009, our Compensation Committee approved a matching contribution under our 401(k) retirement plan of 50% on the first 6% of compensation deferred under the plan (up to the applicable statutory limits under the Internal Revenue Code).

  Stock Ownership Requirements

        Our Compensation Committee approved stock ownership requirements for our non-employee directors in January 2009 pursuant to the terms of the Non-Employee Director Compensation Program described below under "Non-Employee Director Compensation." In connection with Mr. Thurman's transition to our permanent President and Chief Executive Officer, he agreed to be subject to the same ownership and holding requirements.

  Stock Option Pricing and Timing

        Our Compensation Committee has no formal policy on the timing of stock option or restricted stock unit grants. Historically, our Compensation Committee makes such grants in the first quarter of each fiscal year. The exercise price is the closing price of the underlying Common Stock on the grant date. If an executive officer of CardioNet is hired after the time the Company usually makes grants, management may recommend to our Compensation Committee that the officer receive equity compensation. Other than the Director Plan described in more detail under "Non-Employee Director

Compensation" below (which has been frozen for future grants), we do not have any program, plan or obligation that requires us to grant equity compensation to executive officers on specified dates and we have not made equity grants in connection with the release or withholding of material non-public information. Authority to make equity grants to executive officers rests with our Compensation Committee (except with respect to grants made to our Chief Executive Officer, which must be approved by our Board of Directors), based on recommendations from our Compensation Committee, although our Compensation Committee does consider the recommendations of our Chief Executive Officer for executive officers other than himself.

  Deductibility of Compensation under Section 162(m)

        Section 162(m) of the Internal Revenue Code of 1986 limits our deduction for federal income tax purposes to not more than $1 million of compensation paid to certain executive officers in a calendar year. Compensation above $1 million may be deducted if it is "performance-based compensation." The Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to our executive officers will be designed to qualify as "performance-based compensation." To maintain flexibility in compensating our executive officers in a manner designed to promote our objectives, our Compensation Committee has not adopted a policy that requires all compensation to be deductible. However, our Compensation Committee intends to evaluate the effects of the compensation limits of section 162(m) on any compensation it proposes to grant, and our Compensation Committee intends to provide future compensation in a manner consistent with our best interests and those of our stockholders.

Compensation Committee Report

        The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis ("CD&A") contained in this proxy statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the CD&A be included in this proxy statement and in our Form 10-K for the year ended December 31, 2008.

Ronald A. Ahrens, Chair
Robert J. Rubin, M.D.
Eric N. Prystowsky, M.D.

        This Compensation Committee Report is not "soliciting material" and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, as amended, except to the extent the Company specifically incorporates this report by reference, and shall not otherwise be deemed filed under such Acts.

Non-Employee Director Compensation

        In July 2007, our Board of Directors adopted a compensation program for our non-employee directors, or the Non-Employee Director Compensation Policy. The Non-Employee Director Compensation Policy became effective in March 2008 and was amended in August 2008. Pursuant to the Non-Employee Director Compensation Policy, each member of our Board of Directors who is not our employee receives the following cash compensation for Board of Directors services, as applicable:

  •
  $6,250 per quarter for service as a member of the Board of Directors;

  •
  $625 per quarter for service as a member of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee;

  •
  $2,000 for each in-person meeting of the Board of Directors and $1,000 for each telephonic board meeting; and

  •
  $500 for each in-person or telephonic Audit Committee meeting.

        In addition, our non-employee directors receive initial and annual, automatic, non-discretionary grants of nonqualified stock options to purchase 5,000 shares of Common Stock under the terms and provisions of the Director Plan, which became effective in March 2008. Each of these grants vest in 12 equal monthly installments following the date of the grant. In connection with the adoption of the Compensation Program for Non-Employee Directors described below, which becomes effective as of the date of the 2009 Annual Meeting and supersedes and replaces all prior non-employee director compensation programs, the Director Plan will be frozen and no further grants will be made under that plan, unless our Board of Directors determines to unfreeze the Director Plan in the future.

        In addition to the foregoing, each non-employee director that joined our Board of Directors prior to the closing of our initial public offering was automatically granted a non-statutory stock option to purchase 15,000 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market value of our Common Stock and each non-employee director assuming the role of a chairperson of the Compensation, Nominating and Corporate Governance or Audit Committees during such period was automatically granted an additional non-statutory option to purchase 7,500 shares of Common Stock under our 2003 plan with an exercise price equal to the then fair market of our Common Stock on the date of grant. Each of these grants vest over a three year period, 33 1/3% of which will vest upon the first anniversary of the date of grant and the remainder will vest in a series of 24 successive equal monthly installments thereafter. All stock options granted have a maximum term of ten years and will vest in full upon the closing of a change in control transaction.

        In January 2009, our Board of Directors adopted a revised compensation program for our non-employee directors, or the Compensation Program for Non-Employee Directors. This Compensation Program for Non-Employee Directors will become effective as of the date of the 2009 Annual Meeting. Pursuant to the Compensation Program for Non-Employee Directors, each non-employee director will receive:

        Initial Restricted Stock Unit Award:    Upon his or her first election or appointment as a member of our Board of Directors, a non-employee director will receive a restricted stock unit award under the 2008 EIP representing the right to receive that number of shares of Common Stock determined by dividing $80,000 by the fair market value of a share of Common Stock on the award date. The restricted stock units will be fully vested as of the award date and will be distributed in the form of Common Stock on the earliest to occur of the non-employee director's death, disability, separation from service or a change in the ownership or effective control of the Company within the meaning of such term under section 409A of the Internal Revenue Code.

        Annual Retainer:    At the individual's election, each non-employee director will receive either a cash award of $50,000 (paid in quarterly installments over the calendar year) or a nonstatutory stock option to purchase a number of shares of Common Stock equal to 300% of the amount of the retainer that the non-employee director elects to have converted into a nonstatutory stock option. The nonstatutory stock option will be awarded under the 2008 EIP as of the date of the annual meeting of the Company's stockholders and will vest in four quarterly installments. Each such nonstatutory stock option will have a ten-year term except in the event a non-employee director is terminated for cause, in which case the option will immediately terminate.

        Annual Restricted Stock Unit Award:    Each non-employee director will receive a restricted stock unit award under the 2008 EIP as of the date of the annual meeting of the Company's stockholders. The number of shares will be determined by dividing $80,000 by the fair market value of the stock on the award date. Restricted stock units will be fully vested as of the award date and will be distributed on the earliest to occur of the non-employee director's death, disability, separation from service or a change in the ownership or effective control of the Company.

        Committee Chairperson Retainer:    In addition to the above, non-employee directors serving as chairpersons of the Audit, Compensation or Nominating and Corporate Governance Committees will receive additional annual cash compensation as follows:

  Audit Committee Chair: $15,000
  Compensation Committee Chair: $10,000
  Nominating and Corporate Governance Committee Chair: $10,000

        Committee Member Retainer:    Non-employee directors serving as a Committee member will receive additional cash compensation as follows:

  Audit Committee Member: $7,500
  Compensation Committee Member: $5,000
  Nominating and Corporate Governance Committee Member: $5,000

        In March 2009, our Board of Directors approved an amendment to all outstanding options held by our non-employee directors other than options granted under the Director Plan to provide that upon a directors termination of service with the company other than a termination of service for cause, the post-termination exercise period for vested options will extend for the remainder of the option term in effect at the time of the director's termination, instead of three months as was provided in the director option agreements prior to the effectiveness of the amendment. In addition, our Board of Directors has approved a similar amendment to options granted under the Director Plan, subject to stockholder approval as described in Proposal 3 of this proxy statement. If the amendment is approved by our stockholders, the options granted under the Director Plan will be amended to reflect this amendment as of the date of the 2009 annual meeting. Our Board of Directors determined that this was an appropriate benefit to provide the non-employee member of our Board of Directors in consideration of their valuable service to the Company. In addition to the foregoing, we have reimbursed and will continue to reimburse our non-employee directors for their travel, lodging and other reasonable expenses incurred in attending meetings of our Board of Directors and committees of our Board of Directors.

        The following table sets forth information concerning the compensation that we paid or awarded during the year ended December 31, 2008 to each of our non-employee directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)	All Other Compensation ($)		Total ($)
Fred A. Middleton	39,000	—	42,354	—		81,354
Woodrow A. Myers Jr., M.D.	38,388	—	31,515	—		69,903
Eric N. Prystowsky, M.D.	36,192	—	31,892	36,000	(2)	104,084
Robert J. Rubin, M.D.	37,192	—	31,535	60,000	(3)	128,727
Randy H. Thurman(4)	138,054	—	371,821	—		509,875
Kirk E. Gorman(5)	13,484	—	32,549	—		46,033
Ronald A. Ahrens(6)	13,183	—	47,213	—		60,395

(1)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in 2008 in connection with the vesting of outstanding options to purchase shares of our Common Stock. At December 31, 2008, the aggregate number of option awards outstanding and held by each director was as follows: Mr. Middleton—27,500; Dr. Myers—14,167; Dr. Prystowsky—32,500; Dr. Rubin—20,000; Mr. Thurman—209,167;

  Mr. Gorman—16,250; and Mr. Ahrens—23,750. The grant date fair value of option awards granted to each Director in 2008, computed in accordance with SFAS 123R, was as follows:

Name	Date of Option Award	Grant Date Fair Value
Fred A. Middleton	9/24/2007	$20,923
	9/24/2007	$10,462
	10/23/2008	$10,969
Woodrow A. Myers Jr., M.D.	9/24/2007	$20,547
	10/23/2008	$10,969
Eric N. Prystowsky, M.D.	9/24/2007	$20,923
	10/23/2008	$10,969
Robert J. Rubin, M.D.	9/24/2007	$20,566
	10/23/2008	$10,969
Randy H. Thurman	7/7/2008	$318,991
	7/7/2008	$34,509
	8/22/2008	$14,664
	10/23/2008	$3,657
Kirk E. Gorman	8/19/2008	$29,807
	10/23/2008	$2,742
Ronald A. Ahrens	8/19/2008	$29,807
	8/22/2008	$14,664
	10/23/2008	$2,742
(2)
Amount paid for services rendered to Company by Eric N. Prystowsky, M.D.

(3)
Amount paid for services rendered to Company by Robert J. Rubin, M.D.

(4)
Mr. Thurman joined the Board on July 7, 2008 as Executive Chairman subject to the terms of a Letter Agreement dated the same date.

(5)
Mr. Gorman joined the Board on August 19, 2008.

(6)
Mr. Ahrens joined the Board on August 19, 2008.

Summary Compensation Table

        The following table provides information regarding the compensation earned during the years ended December 31, 2006, 2007 and 2008 by each person serving in 2008 as a principal executive officer, principal financial and accounting officer or other executive officer, who we collectively refer to herein our "named executive officers."

Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	All other compensation ($)	Total ($)
Arie Cohen	2008	450,000	—	—	588,918	—	432,231	1,471,139
President and	2007	34,616	—	—	—	—	—	34,616
Chief Executive Officer(3)	2006	—	—	—	—	—	—	—
James M. Sweeney	2008	307,692	—	—	—	—	262,285	570,077
Former Executive Chairman and	2007	495,384	352,679	25,000	166,000	—	11,321	1,050,384
former Chairman and Chief Executive Officer(4)	2006	474,222	—	25,000	—	—	253,188	752,410
Martin P. Galvan,	2008	300,000	—	—	148,369	195,120	—	643,489
CPA Chief Financial Officer(5)	2007	70,386	—	—	—	—	—	70,386
	2006	—	—	—	—	—	—	—
John F. Imperato	2008	155,766	—	—	258,674	195,120	—	609,560
Senior Vice President,	2007	—	—	—	—	—	—	—
Business Operations(6)	2006	—	—	—	—	—	—	—
Manny S. Gerolamo	2008	238,461	—	—	231,447	—	—	469,908
Senior Vice President,	2007	—	—	—	—	—	—	—
Sales and Marketing(7)	2006	—	—	—	—	—	—	—
Anna McNamara, RN,	2008	250,000	—	2,901	—	135,500	76,522	464,923
Senior Vice President,	2007	250,000	—	—	—	—	155,218	405,218
Clinical Operations(8)	2006	225,000	—	5,500	—	—	—	230,500

(1)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in each of 2006, 2007 and 2008 in connection with the vesting of shares of Common Stock that were issued upon exercise of stock options prior to the vesting date of such options.

(2)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures. The amount reflects the dollar amount realized by us for financial statement reporting purposes in each of 2006, 2007 and 2008 in connection with the vesting of outstanding options to purchase shares of our Common Stock.

(3)
Mr. Cohen served as our President and Chief Executive Officer from November 2007 until January 22, 2009. All other compensation for 2008 includes $245,761 paid to Mr. Cohen as reimbursement in connection with his relocation from California to Pennsylvania. All other compensation also includes $186,460 paid to Mr. Cohen as reimbursement for certain taxes in connection with his reimbursed relocation expenses.

(4)
Mr. Sweeney served as our Chairman and Chief Executive Officer during 2006 and until November 2007 and as our Executive Chairman from November 2007 to July 2008. All other compensation for 2008 includes $70,077 paid to Mr. Sweeney to make him whole for the miscalculation of the tax gross-up amount for bonuses paid to him in 2007. All other compensation for 2007 includes $11,321 paid towards air travel expenses for Mr. Sweeney's spouse. In August 2007, we paid a special bonus of $352,679 to Mr. Sweeney, approximately $210,000 of which he applied to repaying all principal and accrued interest on a loan we made to him in 2004. The bonus was paid in order to enable Mr. Sweeney to repay the loan prior to the initial filing of our registration statement for our initial public offering, as required by the provisions of the Sarbanes-Oxley Act of 2002. All other compensation for 2006 includes $236,673 paid as reimbursement in connection with Mr. Sweeney's relocation from Pennsylvania to California and $16,515 paid towards air travel expenses for Mr. Sweeney's spouse.

(5)
Mr. Galvan became our Chief Financial Officer in September 2007. Non-Equity Incentive Plan Compensation for Mr. Galvan consists of $195,120 paid under our Management Incentive Plan.

(6)
Mr. Imperato became our Senior Vice President, Business Operations in June 2008. Non-Equity Incentive Plan Compensation for Mr. Imperato consists of $195,120 paid under our Management Incentive Plan.

(7)
Mr. Gerolamo served as our Senior Vice President, Sales and Marketing from January 2008 to January 2009.

(8)
Ms. McNamara became our Senior Vice President, Clinical Operations in September 2002. Non-Equity Incentive Plan Compensation for Ms. McNamara consists of $135,500 paid under our Management Incentive Plan. All other compensation for 2008 includes $76,522 paid to Ms. McNamara make her whole for the miscalculation of the tax gross-up amount for bonuses paid to her in 2007. In August 2007, we paid a special bonus of $155,218 to Ms. McNamara, which she applied to repaying all principal and accrued interest on a loan we made to her in 2004. The bonus was paid in order to enable Ms. McNamara to repay the loan prior to the initial filing of our registration statement for our initial public offering, as required by the provisions of the Sarbanes-Oxley Act of 2002.

Grants of Plan-Based Awards

        All stock options granted to our named executive officers are incentive stock options, to the extent permissible under the Code. The exercise price per share of each stock option granted to our named executive officers was equal to the fair market value of our Common Stock as determined in good faith by our Board of Directors on the date of the grant. All stock options were granted under our 2008 plan.

        We omitted columns related to non-equity incentive plan awards as none of our named executive officers earned any such awards during 2008. The following table sets forth certain information regarding grants of equity incentive plan awards to our named executive officers for 2008. Mr. Cohen, Mr. Galvan, Ms. McNamara and Mr. Sweeney were not granted any such awards in 2008 and therefore are not included in the following table.

					All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
		Estimated Potential Payouts Under Equity Incentive Plan Awards(1)					Exercise or Base Price of Option Awards ($/Sh)(1)	Grant Date Fair Value of Stock and Option Awards ($)(2)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Manny S. Gerolamo(3)	1/24/08	75,000	125,000	175,000	—	125,000	10.10	231,447
John F. Imperato(3)	7/21/08	135,000	225,000	315,000	—	150,000	29.85	258,674

(1)
Represents the fair market value of our Common Stock as determined in good faith by our Board of Directors on the date of the grant.

(2)
Calculated in accordance with SFAS No. 123R using the modified prospective transition method without consideration of forfeitures.

(3)
Twenty-five percent of the shares subject to the option will vest on the first anniversary of the date of grant. 1/48th of the shares subject to the option will vest monthly thereafter, over the next three years.

Outstanding Equity Awards at December 31, 2008

        The following table sets forth certain information regarding outstanding equity awards granted to our named executive officers for 2008 that remain outstanding as of December 31, 2008. Mr. Sweeney did not have any such awards and therefore is not included in the following table. The options in this table for Messrs. Sweeney, Cohen and Gerolamo and Ms. McNamara are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested.

	Option awards				Stock Awards(1)
Name	Number of securities underlying unexercised options(#) exercisable	Number of securities underlying unexercised options(#) unexercisable	Option exercise price($)	Option expiration date	Number of Shares of stock that have not vested(#)	Market Value of Shares of stock that have not vested ($)(2)
Arie Cohen(3)	121,875	328,125	9.50	11/30/17	—	—
Martin P. Galvan, CPA(3)	46,875	103,125	7.20	9/28/17	—	—
Manny S. Gerolamo(3)	—	125,000	10.10	1/24/18	—	—
John F. Imperato(3)	—	150,000	29.85	7/21/18	—	—
Anna McNamara, RN(4)	—	—	—	—	11,458	282,440

(1)
Represents shares of Common Stock subject to repurchase by us as of December 31, 2008 that were issued upon exercise of stock options prior to the vesting date of such options.

(2)
Value based on the closing stock price of a share of Common Stock on December 31, 2008 ($24.65).

(3)
Twenty-five percent of the shares subject to the option will vest on the first anniversary of the date of grant. 1/48th of the shares subject to the option will vest monthly thereafter, over the next three years.

(4)
With respect to 6,250 unvested shares, an amount of shares subject to the option equal to 1/48th of the original grant amount will vest monthly until July 28, 2009. With respect to 5,208 unvested shares, an amount of shares subject to the option equal to 1/48th of the original grant amount will vest monthly until October 6, 2010. The options may be early exercised prior to vesting but any exercised and unvested shares are subject to a right or repurchase on behalf of the Company.

Option Exercises and Stock Vested

        The following table provides information regarding the number of shares of Common Stock acquired and the value received pursuant to the exercise of stock options and the vesting of stock during the year ended December 31, 2008 by our named executive officers for 2008. Mr. Sweeney, Mr. Cohen, Mr. Galvan, Mr. Gerolamo and Mr. Imperato did not acquire any such shares of Common Stock and therefore are not included in the following table.

	Option Awards		Stock Awards(1)
Name	Number of shares acquired on exercise	Value Realized on exercise	Number of shares acquired on vesting	Value Realized on vesting(2)($)
Anna McNamara, RN	—	—	12,500	19,125

(1)
Represents the number of shares of Common Stock that vested during 2008 which were originally acquired upon the exercise of stock options prior to the vesting date of such options.

(2)
The value realized on exercise is determined based on the closing stock price a share of Common Stock on the date of vesting, multiplied by the number of shares that vested, without taking into account any taxes that may be payable in connection with the transaction.

Option Repricings

        We did not engage in any repricings or other modifications to any of our named executive officers' outstanding equity awards during the year ended December 31, 2008.

Pension Benefits

        None of our named executive officers participate in or have account balances in qualified or non-qualified defined benefit plans sponsored by us. Our Compensation Committee may elect to adopt qualified or non-qualified benefit plans in the future if it determines that doing so is in our best interests.

Nonqualified Deferred Compensation

        None of our named executive officers participate in or have account balances in nonqualified defined contribution plans or other nonqualified deferred compensation plans maintained by us. Our Compensation Committee may elect to provide our officers and other employees with non-qualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

Potential Payments Upon Termination Or Change In Control

        In this section, we describe payments that may be made to our named executive officers upon several events of termination, including termination in connection with a change in control. The payment amounts discussed and in the table below reflect the payments that would have been due to the named executive officers had the termination or change in control event occurred on December 31, 2008. The information in this section does not include information relating to payments and benefits provided on a nondiscriminatory basis to salaried employees generally upon termination of employment. On December 31, 2008, the last reported sale price of our Common Stock on the Nasdaq Stock Market was $24.65 per share. Actual amounts payable would vary based on the date of the named executive officer's termination of employment and can only be finally determined at that time.

        Although Mr. Thurman did not commence employment until after December 31, 2008, we have included him under this section as if he were employed by us during the 2008 calendar year, based on the terms set forth in his February 24, 2009 employment agreement.

        Unless specified otherwise, the information in this section is based upon the terms of the (i) Employment Agreement between us and Mr. Thurman, dated February 24, 2009, (ii) Employment Agreement between us and Mr. Cohen, dated November 14, 2008, (iii) Employment Agreement between us and Mr. Galvan, dated November 14, 2008, (iv) Employment Agreement between us and Mr. Gerolamo, dated November 14, 2008, and (v) Employment Agreement between us and Mr. Imperato, dated November 14, 2008 (collectively, the "Agreements").

        Because Ms. McNamara is not party to an employment agreement with us, she is entitled to payments and benefits only under our standard employment termination policies and practices that are applicable to her at the time of her termination of employment or as otherwise provided by law. We currently do not have a written severance plan or policy for employees generally. Accordingly, Ms. McNamara would not be entitled to any payments or benefits (other than payments and benefits due to her under any other applicable benefit plan or as otherwise provided by law) upon termination of her employment with us had she terminated employment on December 31, 2008.

        Messrs. Sweeney, Cohen and Gerolamo, who terminated employment on July 31, 2008, January 22, 2009 and January 9, 2009, respectively, are discussed at the end of this section under "Terminated Executives During the 2008 Calendar Year and First Quarter of 2009." In addition, because Messrs. Cohen and Gerolamo were employed on December 31, 2008, we have included them in our discussion of the terms of the Agreements below.

        The Agreements provide each of our named executive officers severance payments and benefits upon termination of employment by us without cause or by the executives for good reason. Messrs. Thurman and Cohen are entitled to a cash severance payment equal to the sum of (i) 2x their respective annual base salaries as of the last day of active employment and (ii) 2x their on-target annual performance incentive bonus in effect at the time of termination. Messrs. Gerolamo and Imperato are entitled to a cash severance payment equal to the sum of (i) 1x their annual base salaries as of the last day of active employment and (ii) 1x their on-target annual performance incentive bonus in effect at the time of his termination. Mr. Galvan is entitled to a cash severance payment equal to the sum of (i) 1.5x his annual base salary as of his last day of active employment, and (ii) 1.5x his on-target annual performance incentive bonus in effect at the time of his termination.

        In addition, we will continue to provide to each of our named executive officers continued participation in our medical, dental and vision plans at the same premium rates and cost sharing as may be charged from time to time for employees generally for a specified period of time. Specifically, Messrs. Thurman and Cohen will receive continued coverage for twenty-four months following the applicable date of termination and the other executives (except for Mr. Galvan) will have continued coverage for twelve months following the applicable date of termination. Mr. Galvan will have continued coverage for eighteen months following his date of termination.

        The foregoing severance payments and benefits payable upon termination of employment to each named executive officer are conditioned on the execution of a written waiver and release of claims. In addition, for all of our named executive officers, such payments and benefits are consideration for the restrictive covenants set forth in the Agreements. Specifically, during the term of each executive's employment with us and during any period thereafter in which severance payments or benefits are paid, the executive may not compete with us (as defined in the Agreement).

        The Agreements also provide each named executive officer (with the exception of Mr. Thurman) with accelerated vesting of their equity awards in connection with termination of employment following a change in control. Specifically, if the executive's employment is terminated by us without cause or by the executive for good reason within thirty days before or twelve months after a change in control, all of equity awards will immediately accelerate and become fully vested. Mr. Thurman's equity awards will immediately accelerate and become fully vested upon a change in control without regard to termination of his employment (unless he is terminated for cause).

        In the event any payment or benefit to Messrs. Thurman, Cohen and Galvan would constitute an excess parachute payment within the meaning of section 280G of the Internal Revenue Code and be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, the affected executive will be entitled to the greater of (on a net after-tax basis): (i) the largest amount of the payment or benefit that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Internal Revenue Code, or (ii) the entire payment without any reduction to avoid the excise tax plus an additional amount to cover one-half of the excise tax applicable to the excess parachute payment under section 4999 of the Internal Revenue Code, and all applicable federal, state and local employment and income taxes on such additional amount.

        In the event any payment or benefit to Messrs. Gerolamo and Imperato would constitute an excess parachute payment within the meaning of section 280G of the Internal Revenue Code and be subject to the excise tax imposed by section 4999 of the Internal Revenue Code, the affected executive will be entitled to the greater of (on a net after-tax basis): (i) the largest amount of the payment that would result in no portion of the payment or benefit being subject to the excise tax under section 4999 of the Internal Revenue Code, or (ii) the entire payment or benefit without any reduction to avoid the excise tax.

        The Agreements do not provide any severance payments or benefits upon a termination by us for cause, by the executive without good reason, or on account of the executive's disability or death. The executive would be entitled only to base salary and unused vacation benefits earned through the date of the executive's termination of employment and the amount of any vested benefits under our benefit plans. We will have no further obligations to the executive under the Agreements, except as provided by law.

        A termination for cause under the Agreements would generally result from an executive's: (i) willful and repeated failure to satisfactorily perform his job duties, (ii) willful commission of an act that materially injures our business, (iii) willful refusal or failure to follow lawful and reasonable directions of our Board of Directors, (iv) conviction of, or plea of nolo contendere to, any felony involving moral turpitude, (v) engagement or in any manner participation in any activity which is directly competitive with or injurious to us or any of our affiliates or which violates any restrictive covenants applicable to the executive, (vi) commission of any fraud against us, and our affiliates, employees, agents or customers or use or intentional appropriation for the executive's personal use or benefit of any company funds or property not authorized by our Board of Directors to be so used or appropriated, or (vii) material breach of or willful failure to comply with our policies, including, but not limited to, equal employment opportunity or harassment policies, insider trading policies, code of ethics or conflict of interest policies, non-disclosure and confidentiality policies, travel and expense policies, workplace violence policies, Sarbanes-Oxley compliance policies, policies governing preparation and approval of financial statements, and/or policies governing the making of financial commitments on our behalf.

        Good reason under the Agreements generally exists if, without the executive's consent, there is: (i) a change in the executive's title that is accompanied by a material reduction in the executive's duties, authority or responsibilities relative to the executive's duties, authority or responsibilities in effect immediately prior to such reduction, (ii) a relocation of the executive's principal business location to a point that requires a one-way increase of the executive's commuting distance of more than fifty miles, (iii) a material reduction of the executive's base salary, or (iv) a failure on our part to obtain the agreement from any successor to assume or agree to perform our obligations under the Agreements. Mr. Thurman has an additional good reason trigger under which he may resign for good reason if we fail to elect or re-elect or to appoint or re-appoint him as a member of our Board of Directors.

        Under the Agreements, a change in control would be deemed to have occurred if (i) we consolidate or merge with and into any other corporation or other entity or person, or any other corporate reorganization occurs, in which our capital stock immediately prior to such consolidation, merger or reorganization, represents less than 50% of the voting power of the surviving entity immediately after such consolidation, merger or reorganization, (ii) we are party to any transaction, or series of related transactions in which more than 50% of our voting power is transferred (except any consolidation or merger effected exclusively to change our domicile or any transaction or series of transactions principally for bona fide equity financing purposes in which we receive cash or our indebtedness is canceled), or (iii) we sell, lease, license or dispose of all or substantially all of our assets.

  Terminated Executives During the 2008 Calendar Year and First Quarter of 2009

        Effective as of July 31, 2008, Mr. Sweeney ceased to serve as our Executive Chairman. In connection therewith, Mr. Sweeney received payments and benefits totaling $637,607, which consisted of cash severance in the amount of $625,000 and continued health benefits in the amount of $12,607. These amounts were paid or provided to him pursuant to the Separation Agreement between us and Mr. Sweeney, dated July 14, 2008.

        Effective as of January 22, 2009, Mr. Cohen ceased to serve as our President and Chief Executive Officer. In connection therewith, Mr. Cohen received payments and benefits totaling $1,718,390, which consisted of cash severance in the amount of $1,710,000 and continued medical, dental and vision benefits in the amount of $8,390. Mr. Cohen also received a lump sum payment of $400,000, which represents the amount that Mr. Cohen would have received under the MIP for the 2008 calendar year had he remained employed by us on the payment date. These amounts were paid or provided to him pursuant to the Release and Waiver of Claims executed by Mr. Cohen on January 25, 2009.

        Effective as of January 9, 2009, Mr. Gerolamo ceased to serve as our Senior Vice President, Sales and Marketing. In connection therewith, Mr. Gerolamo received payments and benefits totaling $381,090, which consisted of cash severance in the amount of $375,000 and continued medical, dental and vision benefits in the amount of $6,090. These amounts were paid or provided to him pursuant to the Release and Waiver of Claims, executed by Mr. Gerolamo on January 1, 2009.

        The following table summarizes the amounts payable to each of our named executive officers based on the items described above with respect to each of the events set forth in the table.

Named Executive Officer	Involuntary Termination without Cause or For Good Reason Unrelated to Change of Control	Upon a Change of Control	Involuntary Termination without Cause or For Good Reason Related a Change of Control
Thurman, Randy H.
Cash Severance	$2,000,000	$0	$2,000,000
Continued Welfare	$34,676	$0	$34,676
Acceleration Value of Stock Options	$0	$3,711	$3,711
Acceleration Value of Restricted Stock/Unit	$265,283	$1,497,783	$1,497,783
Gross-Up Payment	$0	$0	$590,779

Total Value	$2,299,959	$1,501,495	$4,126,949
Cohen, Arie
Cash Severance	$1,710,000	$0	$1,710,000
Continued Welfare	$28,671	$0	$28,671
Acceleration Value of Stock Options	$0	$0	$4,971,094
Acceleration Value of Restricted Stock	$0	$0	$0
Gross-Up Payment	$0	$0	$700,011

Total Value	$1,738,671	$0	$7,409,776
Galvan, Martin P.
Cash Severance	$720,000	$0	$720,000
Continued Welfare	$26,007	$0	$26,007
Acceleration Value of Stock Options	$0	$0	$1,799,531
Acceleration Value of Restricted Stock	$0	$0	$0
Gross-Up Payment	$0	$0	$241,033

Total Value	$746,007	$0	$2,786,571
Gerolamo, Manny S.
Cash Severance	$375,000	$0	$375,000
Continued Welfare	$12,631	$0	$12,631
Acceleration Value of Stock Options	$0	$0	$1,815,738
Acceleration Value of Restricted Stock	$0	$0	$0
Gross-Up Payment	$0	$0	$0

Total Value	$387,631	$0	$2,203,369
Imperato, John F.
Cash Severance	$480,000	$0	$480,000
Continued Welfare	$8,117	$0	$8,117
Acceleration Value of Stock Options	$0	$0	$0
Acceleration Value of Restricted Stock	$0	$0	$0
Gross-Up Payment	$0	$0	$0

Total Value	$488,117	$0	$488,117

 TRANSACTIONS WITH RELATED PERSONS

RELATED-PERSON TRANSACTIONS POLICY AND PROCEDURES

        We have adopted a written Related-Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of "related-persons transactions." For purposes of our policy only, a "related-person transaction" is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any "related person" are participants involving an amount that exceeds $120,000. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director or a holder of more than five percent of our Common Stock, including any of their immediate family members and any entity owned or controlled by such persons.

        Under the policy, where a transaction has been identified as a related-person transaction, management must present information regarding the proposed related-person transaction to our Audit Committee (or, where review by our Audit Committee would be inappropriate, to another independent body of our Board of Directors) for review. The presentation must include a description of, among other things, the material facts, the direct and indirect interests of the related persons, the benefits of the transaction to us and whether any alternative transactions are available. To identify related-person transactions in advance, we rely on information supplied by our executive officers, directors and certain significant stockholders. In considering related-person transactions, our Audit Committee takes into account the relevant available facts and circumstances including, but not limited to:

  •
  the risks, costs and benefits to us;

  •
  the impact on a director's independence in the event the related person is a director, immediate family member of a director or an entity with which a director is affiliated;

  •
  the terms of the transaction;

  •
  the availability of other sources for comparable services or products; and

  •
  the terms available to or from, as the case may be, unrelated third parties or to or from our employees generally.

        In the event a director has an interest in the proposed transaction, the director must recuse himself or herself from the deliberations and approval. Our policy requires that, in reviewing a related-person transaction, our Audit Committee must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, the best interests of us and our stockholders, as our Audit Committee determines in the good faith exercise of its discretion. We did not previously have a formal policy concerning transactions with related persons.

 CERTAIN RELATED-PERSON TRANSACTIONS

Sales of Securities

        Certain of our principal stockholders, directors and executive officers sold an aggregate of 2,800,202 shares of our Common Stock in July 2008 in connection with the closing of a secondary offering of our Common Stock at a price of $26.50 per share, as set forth below:

Principal Stockholder, Officer or Director(1)	Shares sold in secondary(#)
Sanderling Venture Partners VI and its affiliates	1,000,000
James M. Sweeney	593,879
H&Q Healthcare Investors and H&Q Life Sciences Investors	578,726
Foundation Medical Partners	627,597

        Pursuant to our amended and restated investor rights agreement, we paid all expenses, other than underwriting discounts and commissions, related to the July 2008 secondary offering of our Common Stock, including expenses of one counsel to the selling stockholders in the transaction.

(1)
Fred A. Middleton, one of our directors, is a General Partner/Managing Director of Sanderling Ventures, and as such he shares voting and investment control of the shares held by Sanderling Ventures and its affiliates. James M. Sweeney served as our Chief Executive Officer until November 2007 and as our Executive Chairman of the Board until July 2008. Harry T. Rein, a director until August 2008, has served as a General Partner with Foundation Medical Partners since March 2003. Additional detail regarding these stockholders and their equity holdings is provided in "Security Ownership of Certain Beneficial Owners and Management" above.

Stock Options Granted to Executive Officers and Directors

        We have granted stock options to our executive officers and directors, as more fully described in the section entitled "Director and Executive Compensation."

Indemnification Agreements

        We have entered, and intend to continue to enter, into indemnification agreements with our directors and executive officers. These agreements, among other things, require us to indemnify our directors and executive officers for certain expenses, including attorneys' fees, judgments, fines and settlement amounts incurred by a director or executive officer in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request.

HOUSEHOLDING OF PROXY MATERIALS

        The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

        This year, a number of brokers with account holders who are CardioNet stockholders will be "householding" our proxy materials. A single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be "householding" communications to your address, "householding" will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in "householding" and would prefer to receive a separate proxy statement and annual report, please notify your broker. Direct your written request to CardioNet, Inc., Martin P. Galvan, Corporate Secretary, 227 Washington Street #300, Conshohocken, Pennsylvania 19428 or contact Mr. Galvan at (610) 729-7000. Stockholders who currently receive multiple copies of the proxy statement at their addresses and would like to request "householding" of their communications should contact their brokers.

OTHER MATTERS

        The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Martin P. Galvan Secretary

 EXHIBIT A

CARDIONET, INC.
2008 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN

ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 25, 2008
APPROVED BY THE STOCKHOLDERS: MARCH 25, 2008
AMENDED BY THE BOARD OF DIRECTORS: MARCH 17, 2009

1.     GENERAL.

        (a)   Eligible Option Recipients.    The persons eligible to receive Options are the Non-Employee Directors of the Company.

        (b)   Purpose.    The Company, by means of the Plan, seeks to retain the services of its Non-Employee Directors, to secure and retain the services of new Non-Employee Directors and to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate by giving them an opportunity to benefit from increases in value of the Common Stock through the automatic grant of Nonstatutory Stock Options.

2.     ADMINISTRATION.

        (a)   Administration by Board.    The Board shall administer the Plan. The Board may not delegate administration of the Plan.

        (b)   Powers of Board.    The Board shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

            (i)  To determine the provisions of each Option to the extent not specified in the Plan.

           (ii)  To construe and interpret the Plan and Options granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Option Agreement, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

         (iii)  To amend the Plan or an Option as provided in Section 10.

          (iv)  To terminate or suspend the Plan as provided in Section 11.

           (v)  Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan.

        (c)   Effect of Board's Decision.    All determinations, interpretations and constructions made by the Board in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

3.     SHARES SUBJECT TO THE PLAN.

        (a)   Share Reserve.    Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed one hundred forty-two thousand five hundred (142,500), plus an automatic annual increase beginning on January 1, 2009 and ending on (and including) January 1, 2018, in an amount equal to the lesser of (A) the number of shares subject to Options granted during the preceding calendar year, or (B) such number of shares as determined by the Board. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year, to provide that there shall be no increase in the share reserve for such calendar year or that the increase in the share reserve for such calendar year shall be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence.

        (b)   Reversion of Shares to the Share Reserve.    If an Option shall for any reason expire or otherwise terminate, in whole or in part, without having been exercised in full, the shares of Common Stock not acquired under such Option shall revert to and again become available for issuance under the Plan. If any shares subject to an Option are not delivered to an Optionholder because such shares are withheld for the payment of taxes or the Option is exercised through a reduction of shares subject to the Option (i.e., "net exercised"), the number of shares that are not delivered to the Optionholder shall remain available for issuance under the Plan. If the exercise price of an Option is satisfied by tendering shares of Common Stock held by the Optionholder (either by actual delivery or attestation), then the number of shares so tendered shall remain available for issuance under the Plan.

        (c)   Source of Shares.    The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4.     ELIGIBILITY.

        The Options shall automatically be granted under the Plan as set forth in Section 5 to all Non-Employee Directors who meet the specified criteria.

5.     NON-DISCRETIONARY GRANTS.

        (a)   Initial Grants.    Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a Non-Employee Director automatically shall, upon the date of his or her initial election or appointment to be a Non-Employee Director, be granted an Option (the "Initial Grant") to purchase fifteen thousand (15,000) shares of Common Stock on the terms and conditions set forth herein.

        (b)   Committee Chair Grants.    Without any further action of the Board, each person who after the IPO Date is elected or appointed for the first time to be a chairperson of the Audit Committee of the Board (the "Audit Committee"), the Compensation Committee of the Board (the "Compensation Committee") or the Nominating and Corporate Governance Committee of the Board (the "Nominating and Corporate Governance Committee") automatically shall, upon the date of his or her initial election or appointment to such position, be granted an Option (the "Committee Chair Grant") to purchase seven thousand five hundred (7,500) shares of Common Stock on the terms and conditions set forth herein.

        (c)   Annual Grants.    Without any further action of the Board, on the date of each Annual Meeting, commencing with the Annual Meeting in 2008, each person who is then a Non-Employee Director automatically shall be granted an Option (the "Annual Grant") to purchase five thousand (5,000) shares of Common Stock on the terms and conditions set forth herein; provided, however, that the number of shares subject to such Annual Grant shall be reduced on a pro-rata basis for each full month that the recipient thereof did not serve as a member of the Board during the 12-month period prior to the date of grant.

6.     OPTION PROVISIONS.

        Each Option shall be in such form and shall contain such terms and conditions as required by the Plan. Each Option shall contain such additional terms and conditions, not inconsistent with the Plan, as the Board shall deem appropriate. Each Option shall include (through incorporation of provisions hereof by reference in the Option or otherwise) the substance of each of the following provisions:

        (a)   Term.    No Option shall be exercisable after the expiration of ten (10) years from the date it was granted.

        (b)   Exercise Price.    The exercise price of each Option shall be one hundred percent (100%) of the Fair Market Value of the Common Stock subject to the Option on the date the Option is granted.

        (c)   Consideration.    The purchase price of Common Stock acquired pursuant to an Option may be paid, to the extent permitted by applicable law, in any combination of (i) cash or check, (ii) delivery to the Company (either by actual delivery or attestation) of shares of Common Stock, or (iii) to the extent permitted by law, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

        (d)   Transferability.    Except as otherwise provided for in this Section 6(d), an Option shall not be transferable except by will or by the laws of descent and distribution and shall be exercisable only by the Optionholder during the life of the Optionholder. However, an Option may be transferred for no consideration upon written consent of the Board if (i) at the time of transfer, a Form S-8 registration statement under the Securities Act is available for the issuance of shares by the Company upon the exercise of such transferred Option, or (ii) the transfer is to the Optionholder's employer at the time of transfer or an affiliate of the Optionholder's employer at the time of transfer. Any such transfer is subject to such limits as the Board may establish, and subject to the transferee agreeing to remain subject to all the terms and conditions applicable to the Option prior to such transfer. The forgoing right to transfer the Option shall apply to the right to consent to amendments to the Option Agreement for such Option. In addition, until the Optionholder transfers the Option, an Optionholder may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company, designate a third party who, in the event of the death of the Optionholder, shall thereafter be entitled to exercise the Option.

        (e)   Vesting.    Options shall vest as follows:

            (i)  Initial Grant.    The Initial Grant shall vest on the 1st anniversary of the date of grant with respect to thirty-three and one-third percent (33 1/3%) of the shares subject to the Initial Grant and the remainder shall vest in equal monthly installments over the two- (2-) year period thereafter, subject to the Optionholder's Continuous Service during such period.

           (ii)  Committee Chair Grant.    The Committee Chair Grant shall vest on the 1st anniversary of the date of grant with respect to thirty-three and one-third percent (33 1/3%) of the shares subject to the Committee Chair Grant and the remainder shall vest in equal monthly installments over the two- (2-) year period thereafter, subject to the Optionholder's Continuous Service in the capacity as the chairperson of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, as applicable, during such period.

         (iii)  Annual Grant.    The Annual Grant shall vest in a series of twelve (12) equal monthly installments measured from the date of grant.

        (f)    Termination of Continuous Service.    In the event that an Optionholder's Continuous Service terminates (other than upon the Optionholder's death or Disability or upon a Change in Control), the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) but only within such period of time ending on the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

        (g)   Disability of Optionholder.    In the event that an Optionholder's Continuous Service terminates as a result of the Optionholder's Disability, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise it as of the date of termination of Continuous Service), but only within such period of time ending on the expiration of the term of the

Option as set forth in the Option Agreement. If, after termination, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement, the Option shall terminate.

        (h)   Death of Optionholder.    In the event that (i) an Optionholder's Continuous Service terminates as a result of the Optionholder's death, or (ii) the Optionholder dies within the three (3)-month period after the termination of the Optionholder's Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Optionholder was entitled to exercise such Option as of the date of death) by the Optionholder's estate, by a person who acquired the right to exercise the Option by bequest or inheritance, or by a person designated to exercise the Option upon the Optionholder's death, but only within the period ending on the expiration of the term of such Option as set forth in the Option Agreement. If, after the Optionholder's death, the Option is not exercised within the time specified herein, the Option shall terminate.

        (i)    Termination Upon Change in Control.    In the event that an Optionholder's Continuous Service terminates in connection with a Change in Control, the Optionholder may exercise his or her Option (to the extent that the Optionholder was entitled to exercise such Option as of the date of termination of Continuous Service) within such period of time ending on the expiration of the term of the Option as set forth in the Option Agreement. If, after termination of Continuous Service, the Optionholder does not exercise his or her Option within the time specified herein or in the Option Agreement (as applicable), the Option shall terminate.

7.     COVENANTS OF THE COMPANY

        (a)   Availability of Shares.    During the terms of the Options, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Stock Awards.

        (b)   Securities Law Compliance.    The Company shall seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Options and to issue and sell shares of Common Stock upon exercise of the Options; provided, however, that this undertaking shall not require the Company to register under the Securities Act the Plan, any Option or any Common Stock issued or issuable pursuant to any such Option. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Options unless and until such authority is obtained.

8.     MISCELLANEOUS.

        (a)   Use of Proceeds.    Proceeds from the sale of shares of Common Stock pursuant to Options shall constitute general funds of the Company.

        (b)   Stockholder Rights.    No Optionholder shall be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Option unless and until such Optionholder has satisfied all requirements for exercise of the Option pursuant to its terms.

        (c)   No Service Rights.    Nothing in the Plan, any instrument executed, or Option granted pursuant thereto shall confer upon any Optionholder any right to continue to serve the Company as a Non-Employee Director or shall affect the right of the Company or an Affiliate to terminate the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

        (d)   Investment Assurances.    The Company may require an Optionholder, as a condition of exercising or acquiring Common Stock under any Option, (i) to give written assurances satisfactory to the Company as to the Optionholder's knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Option; and (ii) to give written assurances satisfactory to the Company stating that the Optionholder is acquiring the Common Stock subject to the Option for the Optionholder's own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, shall be inoperative if (1) the issuance of the shares upon the exercise or acquisition of Common Stock under the Option has been registered under a then currently effective registration statement under the Securities Act, or (ii) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

        (e)   Withholding Obligations.    The Optionholder may satisfy any federal, state or local tax withholding obligation relating to the exercise or acquisition of Common Stock under an Option by any of the following means (in addition to the Company's right to withhold from any compensation paid to the Optionholder by the Company) or by a combination of such means: (i) tendering a cash payment; (ii) authorizing the Company to withhold shares from the shares of the Common Stock otherwise issuable to the Optionholder as a result of the exercise or acquisition of Common Stock under the Option; provided, however, that no shares of Common Stock are withheld with a value exceeding the minimum amount of tax required to be withheld by law; or (iii) delivering to the Company owned and unencumbered shares of the Common Stock.

        (f)    Electronic Delivery.    Any reference herein to a "written" agreement or document shall include any agreement or document delivered electronically or posted on the Company's intranet.

9.     ADJUSTMENTS UPON CHANGES IN COMMON STOCK; CORPORATE TRANSACTIONS.

        (a)   Capitalization Adjustments.    In the event of a Capitalization Adjustment, the Board shall proportionately and appropriately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities for which the nondiscretionary grants of Options are made pursuant to Section 5, and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Options. The Board shall make such adjustments, and its determination shall be final, binding and conclusive.

        (b)   Dissolution or Liquidation.    In the event of a dissolution or liquidation of the Company, all outstanding Options shall terminate immediately prior to the completion of such dissolution or liquidation.

        (c)   Corporate Transaction.

            (i)  Options May Be Assumed.    In the event of a Corporate Transaction, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation's parent company) may assume or continue any or all Options outstanding under the Plan or may substitute similar stock options for Options outstanding under the Plan (including but not limited to, options to acquire the same consideration paid to the stockholders of the Company pursuant to the Corporate Transaction), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Options may be assigned by the Company to the successor of the Company (or the successor's parent company, if any), in connection with such Corporate

  Transaction. A surviving corporation or acquiring corporation may choose to assume or continue only a portion of an Option or substitute a similar option for only a portion of an Option.

           (ii)  Options Held by Active Optionholders.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Options or substitute similar stock options for such outstanding Options, then with respect to Options that have not been assumed, continued or substituted and that are held by Optionholders whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction (referred to as the "Active Optionholders"), the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Options shall terminate if not exercised (if applicable) at or prior to the effective time of the Corporate Transaction, and any reacquisition or repurchase rights held by the Company with respect to such Options shall lapse (contingent upon the effectiveness of the Corporate Transaction).

         (iii)  Options Held by Former Optionholders.    In the event of a Corporate Transaction in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Options or substitute similar stock options for such outstanding Options, then with respect to any other Options that have not been assumed, continued or substituted and that are held by persons other than Active Optionholders, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated unless otherwise provided in Section 9(d) or in a written agreement between the Company or any Affiliate and the holder of such Options, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Options shall not terminate and may continue to be exercised notwithstanding the Corporate Transaction.

          (iv)  Payment for Options in Lieu of Exercise.    Notwithstanding the foregoing, in the event an Option will terminate if not exercised prior to the effective time of a Corporate Transaction, the Board may provide, in its sole discretion, that the holder of such Option may not exercise such Option but will receive a payment, in such form as may be determined by the Board, equal in value to the excess, if any, of (i) the value of the property the holder of the Option would have received upon the exercise of the Option, over (ii) the exercise price payable by the Optionholder in connection with such exercise.

        (d)   Change in Control.    In the event that an Optionholder (i) is required to resign his or her position as a Non-Employee Director as a condition of a Change in Control, or (ii) is removed from his or her position as a Non-Employee Director in connection with a Change in Control, the outstanding Options held by such Optionholder shall become fully vested and exercisable immediately prior to the effectiveness of such resignation or removal (and contingent upon the effectiveness of such Change in Control).

        (e)   Parachute Payments.

            (i)  If the acceleration of the vesting and exercisability of Options provided for in Sections 9(c) and 9(d), together with payments and other benefits of an Optionholder, (collectively, the "Payment") (i) constitute a "parachute payment" within the meaning of Section 280G of the Code, or any comparable successor provisions, and (ii) but for this Section 9(e) would be subject to the excise tax imposed by Section 4999 of the Code, or any comparable successor provisions (the "Excise Tax"), then such Payment shall be either (1) provided to such Optionholder in full, or (2) provided to such Optionholder as to such lesser extent that would result in no portion of such

  Payment being subject to the Excise Tax, whichever of the foregoing amounts, when taking into account applicable federal, state, local and foreign income and employment taxes, the Excise Tax, and any other applicable taxes, results in the receipt by such Optionholder, on an after-tax basis, of the greatest amount of the Payment, notwithstanding that all or some portion of the Payment may be subject to the Excise Tax.

           (ii)  Unless the Company and such Optionholder otherwise agree in writing, any determination required under this Section 9(e) shall be made in writing in good faith by the Accountant. If a reduction in the Payment is to be made as provided above, reductions shall occur in the following order unless the Optionholder elects in writing a different order (provided, however, that such election shall be subject to Company approval if made on or after the date that triggers the Payment or a portion thereof): (i) reduction of cash payments; (ii) cancellation of accelerated vesting of Options; and (iii) reduction of other benefits paid to the Optionholder. If acceleration of vesting of Options is to be reduced, such acceleration of vesting shall be cancelled in the reverse order of date of grant of Options (i.e., the earliest granted Option cancelled last) unless the Optionholder elects in writing a different order for cancellation.

         (iii)  For purposes of making the calculations required by this Section 9(e), the Accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of the Code and other applicable legal authority. The Company and the Optionholder shall furnish to the Accountant such information and documents as the Accountant may reasonably request in order to make such a determination. The Company shall bear all costs the Accountant may reasonably incur in connection with any calculations contemplated by this Section 9(e).

          (iv)  If, notwithstanding any reduction described above, the Internal Revenue Service (the "IRS") determines that the Optionholder is liable for the Excise Tax as a result of the Payment, then the Optionholder shall be obligated to pay back to the Company, within thirty (30) days after a final IRS determination or, in the event that the Optionholder challenges the final IRS determination, a final judicial determination, a portion of the Payment (the "Repayment Amount"). The Repayment Amount with respect to the Payment shall be the smallest such amount, if any, as shall be required to be paid to the Company so that the Optionholder's net after-tax proceeds with respect to the Payment (after taking into account the payment of the Excise Tax and all other applicable taxes imposed on the Payment) shall be maximized. The Repayment Amount with respect to the Payment shall be zero if a Repayment Amount of more than zero would not result in the Optionholder's net after-tax proceeds with respect to the Payment being maximized. If the Excise Tax is not eliminated pursuant to this paragraph, the Optionholder shall pay the Excise Tax.

           (v)  Notwithstanding any other provision of this Section 9(e), if (i) there is a reduction in the Payment as described above, (ii) the IRS later determines that the Optionholder is liable for the Excise Tax, the payment of which would result in the maximization of the Optionholder's net after-tax proceeds of the Payment (calculated as if the Payment had not previously been reduced), and (iii) the Optionholder pays the Excise Tax, then the Company shall pay or otherwise provide to the Optionholder that portion of the Payment that was reduced pursuant to this Section 9(e) contemporaneously or as soon as administratively possible after the Optionholder pays the Excise Tax so that the Optionholder's net after-tax proceeds with respect to the Payment are maximized.

          (vi)  If the Optionholder either (i) brings any action to enforce rights pursuant to this Section 9(e), or (ii) defends any legal challenge to his or her rights under this Section 9(e), the Optionholder shall be entitled to recover attorneys' fees and costs incurred in connection with such action, regardless of the outcome of such action; provided, however, that if such action is commenced by the Optionholder, the court finds that the action was brought in good faith.

10.   AMENDMENT OF THE PLAN AND OPTIONS.

        (a)   Amendment of Plan.    Subject to the limitations, if any, of applicable law, the Board, at any time and from time to time, may amend the Plan. However, except as provided in Section 9(a) relating to Capitalization Adjustments, no amendment shall be effective unless approved by the stockholders of the Company to the extent stockholder approval is necessary to satisfy applicable law.

        (b)   Stockholder Approval.    The Board, in its sole discretion, may submit any other amendment to the Plan for stockholder approval.

        (c)   No Impairment of Rights.    Rights under any Option granted before amendment of the Plan shall not be impaired by any amendment of the Plan unless (i) the Company requests the consent of the affected Optionholder, and (ii) such Optionholder consents in writing.

        (d)   Amendment of Options.    The Board, at any time and from time to time, may amend the terms of any one or more Options; provided, however, that the rights under any Option shall not be impaired by any such amendment unless (i) the Company requests the consent of the Optionholder, and (ii) the Optionholder consents in writing.

11.   TERMINATION OR SUSPENSION OF THE PLAN.

        (a)   Plan Term.    The Board may suspend or terminate the Plan at any time. No Options may be granted under the Plan while the Plan is suspended or after it is terminated.

        (b)   No Impairment of Rights.    Suspension or termination of the Plan shall not impair rights and obligations under any Option granted while the Plan is in effect except with the written consent of the Optionholder.

12.   EFFECTIVE DATE OF PLAN.

        The Plan shall become effective on the IPO Date, but no Option shall be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval shall be within twelve (12) months before or after the date the Plan is adopted by the Board.

13.   CHOICE OF LAW.

        The law of the state of Delaware shall govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state's conflict of laws rules.

14.   DEFINITIONS.

        As used in the Plan, the following definitions shall apply to the capitalized terms indicated below:

        (a)   "Accountant" means the independent public accountants of the Company.

        (b)   "Affiliate" means, at the time of determination, any "parent" or "subsidiary" of the Company as such terms are defined in Rule 405 of the Securities Act. The Board shall have the authority to determine the time or times at which "parent" or "subsidiary" status is determined within the foregoing definition.

        (c)   "Annual Grant" means an Option granted annually to all Non-Employee Directors who meet the specified criteria pursuant to Section 5(b).

        (d)   "Annual Meeting" means the first annual meeting of the stockholders of the Company held each calendar year at which the Directors are selected.

        (e)   "Board" means the Board of Directors of the Company.

        (f)    "Capitalization Adjustment" means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Option after the Effective Date without the receipt of consideration by the Company (through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company). Notwithstanding the foregoing, the conversion of any convertible securities of the Company shall not be treated as a transaction "without the receipt of consideration" by the Company.

        (g)   "Change in Control" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person from the Company in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities or (B) solely because the level of Ownership held by any Exchange Act Person (the "Subject Person") exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

           (ii)  there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than fifty percent (50%) of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than fifty percent (50%) of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

         (iii)  the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

          (iv)  there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than fifty percent (50%) of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions relative to each other as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

           (v)  individuals who, on the date the Plan is adopted by the Board, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of the Plan, be considered as a member of the Incumbent Board.

For avoidance of doubt, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

Notwithstanding the foregoing or any other provision of the Plan, the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Optionholder shall supersede the foregoing definition with respect to Options subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

The Board may, in its sole discretion and without a Optionholder's consent, amend the definition of "Change in Control" to conform to the definition of "Change in Control" under Section 409A of the Code, and the regulations thereunder.

        (h)   "Code" means the Internal Revenue Code of 1986, as amended.

        (i)    "Committee Chair Grant" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 5(a)

        (j)    "Common Stock" means the common stock of the Company.

        (k)   "Company" means CardioNet, Inc., a Delaware corporation.

        (l)    "Consultant" means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the Board of Directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, shall not cause a Director to be considered a "Consultant" for purposes of the Plan.

        (m)  "Continuous Service" means that the Optionholder's service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Optionholder renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Optionholder renders such service, provided that there is no interruption or termination of the Optionholder's service with the Company or an Affiliate, shall not terminate an Optionholder's Continuous Service; provided, however, if the corporation for which an Optionholder is rendering service ceases to qualify as an Affiliate, as determined by the Board in its sole discretion, such Optionholder's Continuous Service shall be considered to have terminated on the date such corporation ceases to qualify as an Affiliate. For example, a change in status from a Non-Employee Director of the Company to a Consultant of an Affiliate or an Employee of the Company will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party's sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company's leave of absence policy or in the written terms of the Optionholder's leave of absence. Solely with respect to Committee Chair Grants, "Continuous Service" shall mean that the Optionholder's service as the chairperson of the Audit Committee, the Compensation Committee or the Nominating and Corporate Governance Committee, as applicable, is not interrupted or terminated.

        (n)   "Corporate Transaction" means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

            (i)  a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

           (ii)  a sale or other disposition of at least ninety percent (90%) of the outstanding securities of the Company;

         (iii)  the consummation of a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

          (iv)  the consummation of a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

        (o)   "Director" means a member of the Board.

        (p)   "Disability" means, with respect to a Optionholder, the inability of such Optionholder to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) and 409A(a)(2)(c)(i) of the Code.

        (q)   "Employee" means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, shall not cause a Director to be considered an "Employee" for purposes of the Plan.

        (r)   "Entity" means a corporation, partnership, limited liability company or other entity.

        (s)   "Exchange Act" means the Securities Exchange Act of 1934, as amended.

        (t)    "Exchange Act Person" means any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that "Exchange Act Person" shall not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company's then outstanding securities.

        (u)   "Fair Market Value" means, as of any date, the value of the Common Stock determined as follows:

            (i)  If the Common Stock is listed on any established stock exchange or traded on the Nasdaq Global Select Market or the Nasdaq Global Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such stock as quoted on such exchange (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

           (ii)  In the absence of such markets for the Common Stock, the Fair Market Value shall be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

        (v)   "Initial Grant" means an Option granted to a Non-Employee Director who meets the specified criteria pursuant to Section 5(a).

        (w)  "IPO Date" means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

        (x)   "Non-Employee Director" means a Director who is not an Employee.

        (y)   "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

        (z)   "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

        (aa) "Option" means a Nonstatutory Stock Option granted pursuant to the Plan.

        (bb) "Option Agreement" means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an individual Option grant. Each Option Agreement shall be subject to the terms and conditions of the Plan.

        (cc) "Optionholder" means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

        (dd) "Own," "Owned," "Owner," "Ownership" A person or Entity shall be deemed to "Own," to have "Owned," to be the "Owner" of, or to have acquired "Ownership" of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

        (ee) "Plan" means this CardioNet, Inc. 2008 Non-Employee Directors' Stock Option Plan.

        (ff)  "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

        (gg) "Securities Act" means the Securities Act of 1933, as amended.

        (hh) "Subsidiary" means, with respect to the Company, (i) any corporation of which more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%).

CARDIONET, INC.

227 Washington Street #300
Conshohocken, Pennsylvania 19428

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2009

        The undersigned hereby appoints Randy H. Thurman and Martin P. Galvan, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of CardioNet, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of CardioNet, Inc. to be held at the Philadelphia Marriott West located at 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428 on May 8, 2009, at 9:00 a.m. local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the meeting.

UNLESS A CONTRARY DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSAL 2 AND FOR PROPOSAL 3, AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE THEREWITH.

Important Notice Regarding the Availability of
Proxy Materials for the Annual Meeting of Stockholder to be Held on May 8, 2009

This proxy statement and our 2008 annual report to stockholders are available at http://www.cardionet.com in the
"Investor Relations" section.

(Continued and to be signed on the reverse side)

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ANNUAL MEETING OF STOCKHOLDERS OF
CARDIONET, INC.

Friday, May 8, 2009

PROXY VOTING INSTRUCTIONS

MAIL—Sign, date and mail your proxy card in the envelope provided as soon as possible.

—OR—

TELEPHONE—Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries and follow the instructions. Have your proxy card available when you call.

—OR—

INTERNET—Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the web page.

—OR—

IN PERSON—You may vote your shares in person by attending the Annual Meeting.

You may enter your voting instructions at 1-800-PROXIES in the United States or 1-718-921-8500 from foreign countries or www.voteproxy.com up until 11:59 PM Eastern Time May 8, 2009.

                                                 Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH NOMINEE FOR DIRECTOR NAMED BELOW, A VOTE "FOR" PROPOSAL 2 AND A VOTE "FOR" PROPOSAL 3.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE    ☐

1.
To elect two Class II directors, Randy H. Thurman and Kirk E. Gorman, to hold office until the 2012 Annual Meeting.

NOMINEES:
☐	FOR ALL NOMINEES	Randy H. Thurman Kirk E. Gorman
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES
☐	FOR ALL EXCEPT (See instructions below)

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INSTRUCTIONS:    To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:

		FOR	AGAINST	ABSTAIN
2.	To ratify the selection by the Audit Committee of our Board of Directors of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐
		FOR	AGAINST	ABSTAIN
3.
	To approve an amendment to the CardioNet, Inc. 2008 Non-Employee Directors' Stock Option Plan and all outstanding options granted thereunder to date to extend the post-termination exercise period for vested options from three months following the director's termination of service to the remainder of the option term in effect at the time of the director's termination of service.	☐	☐	☐

Please vote, date and promptly return this proxy in the enclosed return envelope which is postage prepaid if mailed in the United States.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.    ☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Directions to 2008 Annual Meeting of Stockholders—Philadelphia Marriott West, 111 Crawford Avenue, West Conshohocken, Pennsylvania 19428. I-76 to Exit 332. Bottom of the exit ramp, make a right onto Matson Ford Rd. At next light (4-way intersection) make a right onto Front Street. At next light, make a left onto Crawford Avenue. Philadelphia Marriott West will be on your left.

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QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2009
CARDIONET, INC. 227 Washington Street #300 Conshohocken, Pennsylvania 19428
PROXY STATEMENT FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 8, 2009 QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
PROPOSAL 1 ELECTION OF DIRECTORS
INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
PROPOSAL 2 RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.
PROPOSAL 3 AMENDMENT TO THE CARDIONET, INC. 2008 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN
THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 3.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EQUITY COMPENSATION PLAN INFORMATION
DIRECTOR AND EXECUTIVE COMPENSATION
TRANSACTIONS WITH RELATED PERSONS
CERTAIN RELATED-PERSON TRANSACTIONS
HOUSEHOLDING OF PROXY MATERIALS
OTHER MATTERS
EXHIBIT A CARDIONET, INC. 2008 NON-EMPLOYEE DIRECTORS' STOCK OPTION PLAN ADOPTED BY THE BOARD OF DIRECTORS: FEBRUARY 25, 2008 APPROVED BY THE STOCKHOLDERS: MARCH 25, 2008 AMENDED BY THE BOARD OF DIRECTORS: MARCH 17, 2009